Exhibit 10.1

$1,000,000,000

CREDIT AGREEMENT

dated as of April 25, 2022

among

Trane Technologies Holdco Inc.,
Trane Technologies Global Holding Company Limited

and

Trane Technologies Financing Limited,
as the Borrowers,

Trane Technologies plc,
as a Guarantor,

The Other Guarantors Listed Herein,

The Banks Listed Herein

and

JPMorgan Chase Bank, N.A., as Administrative Agent

____________________________________

Citibank, N.A.,
as Syndication Agent,

Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc.,
Goldman Sachs Bank USA, Mizuho Bank, Ltd.,
MUFG Bank, Ltd. and U.S. Bank, N.A.,
as Documentation Agents,

J.P. Morgan Securities LLC and BNP Paribas,
as Sustainability Structuring Agents,

and

JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Securities Corp. and
Mizuho Bank, Ltd.,
as Joint Lead Arrangers and Joint Bookrunners

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-ii-

-iii-

Schedule I	- Commitments
Schedule II	- Sustainability Table
Exhibit A	- Form of Note
Exhibit B	- Form of Money Market Quote Request
Exhibit C	- Form of Invitation for Money Market Quotes
Exhibit D	- Form of Money Market Quote
Exhibit E	- Form of Pricing Certificate
Exhibit F	- [Reserved]
Exhibit G	- Form of Assignment and Assumption Agreement
Exhibit H	- Form of Additional Borrower Agreement
Exhibit I	- [Reserved]
Exhibit J	- Form of Termination Date Extension Request
Exhibit K-1	- Form of U.S. Tax Certificate (for Non-U.S. Banks that are not
Partnerships)
Exhibit K-2	- Form of U.S. Tax Certificate (for Non-U.S. Participants that are not
Partnerships)
Exhibit K-3	- Form of U.S. Tax Certificate (for Non-U.S. Participants that are
Partnerships)
Exhibit K-4	- Form of U.S. Tax Certificate (for Non-U.S. Banks that are Partnerships)

-iv-

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of April 25, 2022, among TRANE TECHNOLOGIES HOLDCO INC., a Delaware corporation (“Trane Holdco”), TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, a Delaware corporation (“Trane Global”), and TRANE TECHNOLOGIES FINANCING LIMITED, an Irish private company limited by shares with registered number 624886 and registered office at 170/175 Lakeview Drive, Airside Business Parks, Sword, Co. Dublin, Ireland, K67 EW96 (“Trane Ireland” and, together with Trane Holdco and Trane Global, the “Borrowers” and each individually, a “Borrower”), TRANE TECHNOLOGIES PLC, an Irish public limited company with registered number 469272 and registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, K67 EW96 (“Trane plc”), and the other GUARANTORS listed on the signature pages hereof, the BANKS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

“2018 5-Year Existing Credit Agreement” means the Credit Agreement dated as of April 17, 2018 (as amended, supplemented or otherwise modified from time to time), among Trane Holdco, Trane Global, Trane Ireland, Trane plc, the additional borrowers from time to time party thereto, the other guarantors from time to time party thereto, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent

“2021 5-Year Existing Credit Agreement” means the Credit Agreement dated as of June 18, 2021 (as amended, supplemented or otherwise modified from time to time), among Trane Holdco, Trane Global, Trane Ireland, Trane plc, the additional borrowers from time to time party thereto, the other guarantors from time to time party thereto, the several banks and other financial institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Absolute Rate Auction” means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

“Additional Borrower” means, at any time, each of the wholly-owned Subsidiaries of Trane Parent that has been designated as an Additional Borrower by the Lead Borrower pursuant to Section 2.16 and that may borrow Committed Loans as described in Section 2.1.

“Additional Borrower Agreement” has the meaning set forth in Section 2.16(a).

“Adjusted Applicable Percentage” means, with respect to any Bank and its Commitment, the percentage of the total Commitments (excluding the Commitment of any Defaulting Bank) represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Adjusted Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Adjusted Daily Simple RFR” means, (a) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to the Daily Simple RFR for Sterling, and (b) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (i) the Daily Simple RFR for Dollars, plus (ii) 0.10% per annum; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Percentage; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10% per annum; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Lead Borrower) duly completed by such Bank.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent-Related Person” has the meaning set forth in Section 9.3(d).

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Sustainability Structuring Agents, and “Agent” means any of the foregoing.

“Agreed Currency” means Dollars and each Foreign Currency.

“Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 9.12(b).

“Ancillary Document” has the meaning set forth in Section 9.9(b).

“Applicable Creditor” has the meaning set forth in Section 9.12(b).

“Applicable Currency” means, as to any particular payment, Borrowing or Loan, Dollars or the Foreign Currency in which it is denominated or payable.

“Applicable Lending Office” means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Term Benchmark Loans, its Term Benchmark Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

“Applicable Percentage” means, with respect to any Bank, the percentage of the total Commitments represented by such Bank’s Commitment. If the Commitments have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Applicable Rate” means, collectively, the Term Benchmark Margin, the RFR Margin and the CBR Margin, or any of the foregoing individually.

“Assignee” has the meaning set forth in Section 9.6(c).

“Assignment and Assumption Agreement” means an assignment and assumption agreement, in substantially the form of Exhibit G hereto or such other form as shall be approved by the Administrative Agent and the Lead Borrower, with respect to assignment of Loans and Commitments hereunder.

“Attributable Debt” means, at any date, the total net amount of rent required to be paid under a lease during the remaining term thereof (excluding any renewal term unless such renewal is at the option of the lessor), discounted from the respective due dates thereof to such date at 8 3/8% compounded semi-annually. The net amount of rent required to be paid for any such period shall be the aggregate of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered so required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Termination Date and the date of termination of the Commitments.

“Available Commitment” means, with respect to any Bank, an amount equal to the Commitment of such Bank minus the amount of all outstanding Committed Loans made by such Bank pursuant to Section 2.1(a) or 2.1(b) and the amount of LC Exposure of such Bank.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 8.1.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their respective affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” means each bank or other financial institution listed on the signature pages hereof, each Assignee that becomes a Bank pursuant to Section 9.6(c) and their respective successors. In the event that any Bank, pursuant to Section 2.4(a), utilizes a branch or Affiliate to make a Loan, the term “Bank” shall include any such branch or Affiliate with respect to such Loan.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect for such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided further that if the Base Rate as so determined shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 8.1 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 8.1(b)), then the Base Rate shall be the greater of clauses (a) and (b) of this definition and shall be determined without reference to clause (c) of this definition.

“Base Rate Loan” means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

“Base Rate Margin” means the amount by which the Term Benchmark Margin exceeds 1.000%.

“Benchmark” means, initially, with respect to any (a) RFR Loan or Money Market SOFR/EURIBOR/SONIA Loan denominated in Sterling, the Relevant Rate for Sterling or (b) Term Benchmark Loan or Money Market SOFR/EURIBOR/SONIA Loan denominated in an Agreed Currency (other than Sterling), the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of Section 8.1.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR; and

(2) the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Lead Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, then the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

To the extent administratively and operationally feasible, the Administrative Agent and the Lead Borrower shall use commercially reasonable efforts to ensure that any alternate benchmark rate described in clause (2) of the definition of “Benchmark Replacement” shall meet the standards set forth in Treasury Regulation Section 1.1001-6 (or any successor version of such regulation) so as not to be treated as a “modification” (and therefore result in a deemed exchange) of this Agreement for purposes of Treasury Regulation Section 1.1001-3 (it being understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent).

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Lead Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by preference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve System, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 8.1 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 8.1.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an “employee benefit plan” within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” means, with respect to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such Person.

“Blocked Person” means any Person that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC.

“Board” means the Board of Governors of the Federal Reserve System (or any successors).

“Borrower” and “Borrowers” have the meanings set forth in the preamble hereto.

“Borrowing” has the meaning set forth in Section 1.3.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are not open for business in New York City or Chicago; provided that (a) when used in relation to Loans denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks are not open for business in London, (b) when used in relation to Loans denominated in Euro or in relation to the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) when used in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any day that is not also an RFR Business Day.

“Calculation Date” means, with respect to each Foreign Currency, the last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day); provided that the second Business Day preceding any Borrowing of Foreign Currency Loans shall also be a “Calculation Date” with respect to the Foreign Currency to be borrowed on such date.

“CBR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Central Bank Rate. CBR Loans are only available as a result of the application of Section 8.1.

“CBR Margin” has the meaning set forth in Section 2.7(g).

“Central Bank Rate” means, for any day, (a) the greater of (i) for any Loan denominated in (A) Sterling, the Bank of England’s (or any successor’s thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and in effect on such day or (B) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time and in effect on such day, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time on such day or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time; and (ii) the Floor; plus (b) the applicable Central Bank Rate Adjustment. Each change in the Central Bank Rate resulting from a change in the applicable published rate referred to above shall be effective from and including the date such change in such applicable published rate is publicly announced as being effective.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period and (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (b) of the definition of such term and (y) the Adjusted EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator of SOFR).

“Commitment” means, as to any Bank, the obligation of such Bank to make Loans to any Borrower or any Additional Borrower hereunder and to acquire participations in Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name under the column “Commitment” on Schedule I, and with respect to any Bank that becomes a party to this Agreement pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by such Bank, in each case as such amount may from time to time be reduced pursuant to Sections 2.9, 2.10 and 9.6(c) or increased pursuant to Section 9.6(c).

“Commitment Fee Rate” has the meaning set forth in Section 2.7(g).

“Committed Loan” means a loan made by a Bank pursuant to Section 2.1(a) or (b).

“Consenting Bank” has the meaning set forth in Section 2.22(a).

“Consolidated Debt” means, at any date, without duplication, the sum of (i) all amounts which would be set forth opposite the captions “Short-term borrowings and current maturities of long-term debt” and “Long-term debt” on a balance sheet of Trane Parent and its Consolidated Subsidiaries as of such date prepared in accordance with GAAP consistent with those utilized in preparing the audited balance sheet of Trane Parent and its Consolidated Subsidiaries referred to in Section 4.4(a) hereof, (ii) capitalized lease obligations of Trane Parent and its Consolidated Subsidiaries and (iii) the higher of the voluntary or involuntary liquidation value of any preferred stock (other than auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000) of a Consolidated Subsidiary held on such date by a Person other than Trane Parent or a wholly-owned Consolidated Subsidiary, but in any event excluding subordinated debentures issued by Trane Parent to one or more Delaware statutory business trusts and purchased by such trusts with the proceeds of the issuance of trust preferred securities (the “Equity-Linked Subordinated Debentures”). The foregoing definition is based on the understanding of the parties that the obligations covered by clauses (i) and (ii) above are co-extensive in all material respects with the obligations covered by the definition of Debt herein, and the reference to specific balance sheet captions is for the purpose of affording both greater simplicity and greater certainty in determining compliance with the provisions of Section 5.5. If the foregoing assumption is at some future time determined not to be correct, and if the Administrative Agent notifies Trane Parent that the Required Banks wish to amend the foregoing definition to include an obligation covered by the definition of Debt (or if Trane Parent notifies the Administrative Agent that Trane Parent wishes to amend the foregoing definition to exclude an obligation not covered by the definition of Debt), then Trane Parent’s compliance with Section 5.5 shall be determined by including in (or excluding from, as the case may be) Consolidated Debt the consolidated amount, determined in accordance with GAAP, of the obligation in question until either such notice is withdrawn or this definition is amended in a manner satisfactory to Trane Parent and the Required Banks.

“Consolidated Net Worth” means, in accordance with Section 1.2, at any date the consolidated stockholders’ equity of Trane Parent and its Consolidated Subsidiaries, exclusive of adjustments resulting from any accumulated other comprehensive income, any impairment of tangible assets or any non-cash charges, but including the amount shown on the balance sheet of Trane Parent as of such date in respect of any Equity-Linked Subordinated Debentures.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of Trane Parent in its consolidated financial statements if such statements were prepared as of such date.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.20.

“Cross Default” means a provision governing Debt of Trane Parent or any Borrower to the effect that the holder of such Debt (or any representative of such holder) shall have the right, upon the giving of any notice and the lapse of any time specified in the instruments governing such Debt, to accelerate the maturity of such Debt by reason of (i) an event or condition which permits acceleration of the maturity of Material Debt of Trane Parent, any Borrower or a Subsidiary or (ii) the failure to pay when due any amount of Material Debt of Trane Parent, any Borrower or a Subsidiary, in each case whether or not upon the giving of notice and the lapse of any time (including the lapse of any applicable grace period) specified in the instruments governing such other Debt.

“Current Board” has the meaning set forth in Section 6.1(j).

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (a) Sterling, an interest rate per annum equal to SONIA for the day that is five RFR Business Days prior to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the Business Day immediately preceding such RFR Interest Day, and (b) Dollars, Daily Simple SOFR. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower or Additional Borrower.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower or Additional Borrower.

“Debt” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property (but not services), except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with GAAP and (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; provided that “Debt” shall include at any date only such obligations and such Debt of others to the extent such obligations and such Debt of others is reflected as a liability in the consolidated balance sheet of Trane Parent and its Consolidated Subsidiaries as of such date (or would be so reflected if such a balance sheet were prepared as of such date).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Bank” has the meaning set forth in Section 2.22(a).

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Bank” means any Bank, as determined by the Administrative Agent, that (a) shall have failed to fund any Loan for two or more Business Days after the date that the Borrowing of which such Loan is to be a part of is funded by any other Banks (unless (i) such Bank and at least one other Bank shall have notified the Administrative Agent and the Lead Borrower in writing of its determination that a condition to its obligation to make a Loan as part of such Borrowing shall not have been satisfied and (ii) Banks representing a majority in interest of the aggregate Commitments shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (b) shall have failed to fund any portion of its participation in any LC Disbursement for two or more Business Days after the date on which such funding is to occur hereunder, (c) shall have notified the Administrative Agent (or shall have notified the Lead Borrower or any Issuing Bank, which shall in turn have notified the Administrative Agent) in writing that it does not intend or is unable to comply with its funding obligations under this Agreement, or shall have made a public statement to the effect that it does not intend or is unable to comply with such funding obligations or its funding obligations generally under other credit or similar agreements to which it is a party (unless, in the case of such Bank’s funding obligations under this Agreement, (i) such Bank and at least one other Bank shall have notified the Administrative Agent and the Lead Borrower in writing of its determination that a condition to its obligation to make a Loan as part of such Borrowing shall not have been satisfied and (ii) Banks representing a majority in interest of the aggregate Commitments shall not have advised the Administrative Agent in writing of their determination that such condition has been satisfied), (d) shall have failed (but not for fewer than three Business Days) after a written request by the Administrative Agent to confirm that it will comply with its obligations to make Loans and fund participations in LC Disbursements hereunder; provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (d) upon receipt of such confirmation by the Administrative Agent, (e) shall have become the subject of a bankruptcy, liquidation or insolvency proceeding, or shall have had a receiver, conservator, trustee or custodian appointed for it, or shall have taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or shall have a parent company that has become the subject of a bankruptcy, liquidation or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (f) shall have, or shall have a direct or indirect parent company that shall have, become the subject of a Bail-In Action; provided that a Bank shall not be deemed to be a “Defaulting Bank” solely as a result of the acquisition or maintenance of an ownership interest in such Bank or any Person controlling such Bank by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.

“Defaulting Bank LC Exposure” has the meaning set forth in Section 2.20(a)(iii)(B)(2).

“Disbursement Date” has the meaning set forth in Section 2.18(e).

“Documentation Agents” means Bank of America, N.A., BNP Paribas, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Mizuho Bank, Ltd., MUFG Bank, Ltd. and U.S. Bank, N.A., each in its capacity as documentation agent hereunder, and its successors in such capacity, and “Documentation Agent” means any of the foregoing.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent on the basis of the Exchange Rate, as described in Section 1.5, for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

“Dollars” or “$” means the lawful currency of the United States.

“Domestic Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) and/or one or more other offices, branches or Affiliates as such Bank may hereafter designate as its Domestic Lending Office by notice to the Lead Borrower and the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date this Agreement becomes effective in accordance with Section 3.1.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Emissions Intensity” means, for any fiscal year of Trane Parent, the greenhouse gas emissions intensity of Trane Parent and its Subsidiaries for such fiscal year, measured as (i) Greenhouse Gas Emissions for such fiscal year, divided by (ii) the aggregate number of Dollar millions of sales of Trane Parent and its Subsidiaries for such fiscal year (calculated to the nearest two decimal places, rounded upwards if necessary).

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants (including greenhouse gases), contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“Equity-Linked Subordinated Debentures” has the meaning assigned to such term in the definition of the term “Consolidated Debt” in this Section 1.1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means Trane Parent and all trades or businesses (whether or not incorporated) that, together, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, are treated as a single employer under Section 414(m) of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 A.M., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for the relevant Interest Period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information services which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Lead Borrower. If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Euro” and “€” mean the single currency of the Participating Member States.

“Euro Loans” has the meaning set forth in Section 2.1(b).

“Event of Default” has the meaning set forth in Section 6.1.

“Exchange Rate” means, as to any currency on a particular date, the rate at which such currency may be exchanged into Dollars or the relevant Foreign Currency in London on a spot basis, as set forth on the Reuters world currency page applicable to such currency as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Lead Borrower or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent’s spot rate of exchange quoted to prime banks in the interbank market where its foreign currency exchange operations in respect of the relevant Foreign Currency are then being conducted, at or about noon, local time, at such date for the purchase of Dollars with such Foreign Currency (or such Foreign Currency with Dollars, as applicable), for delivery on a spot basis; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted and no other methods for determining the Exchange Rate can be determined as set forth above, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes” means, with respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower or any Additional Borrower hereunder or under any Loan Document, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, or that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits Taxes imposed by the United States of America or the jurisdiction in which any Borrower or any Additional Borrower is located or any similar Tax imposed by any other jurisdiction in which such recipient is located, (c) in the case of a Bank, any U.S. Federal or Ireland withholding Tax that is imposed on amounts payable to such Bank pursuant to any law in effect at the time such Bank becomes a party to this Agreement (or designates a new lending office), except to the extent that such Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower or any Additional Borrower with respect to such withholding Tax pursuant to Section 2.15(a), (d) Taxes attributable to a recipient’s failure to comply with Section 2.15(f), (e) any withholding Taxes imposed under FATCA and (f) in the case of any Bank that is not a Qualifying Bank, any withholding tax imposed on amounts payable by Trane Ireland to such Bank.

“Existing Termination Date” has the meaning set forth in Section 2.22(a).

“Extension Effective Date” has the meaning set forth in Section 2.22(a).

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“FCA” has the meaning set forth in Section 1.6.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org or any successor source.

“Fee Letters” means, collectively, the fee letters dated as of April 4, 2022, among the Borrowers and the Joint Lead Arrangers in respect of the credit facility provided under this Agreement.

“Fixed Rate Loans” means Term Benchmark Loans or Money Market Loans (excluding Money Market SOFR/EURIBOR/SONIA Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR and the Central Bank Rate shall be 0.00%.

“Foreign Bank” means, with respect to any Borrower or any Additional Borrower, any Bank that is organized under the laws of a jurisdiction other than that in which such Borrower or the applicable Additional Borrower is located for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Currency” means Sterling or Euros.

“Foreign Currency Equivalent” at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Foreign Currency or Foreign Currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such Foreign Currency or Foreign Currencies with Dollars on the date of determination thereof.

“Foreign Currency Loans” means Loans denominated in a Foreign Currency.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Greenhouse Gas Emissions” means, for any fiscal year of Trane Parent, the aggregate metric tons of absolute Scope 1 and market-based Scope 2 GHG emissions of Trane Parent and its Subsidiaries during such fiscal year.

“Guarantors” means, collectively, (a) with respect to the Obligations of Trane Global, Trane Ireland or any Additional Borrower, the Lead Borrower, (b) with respect to the Obligations of the Lead Borrower or any Additional Borrower, Trane Global and Trane Ireland, (c) with respect to the Obligations of Trane Global, Trane Ireland, (d) with respect to the Obligations of Trane Ireland, Trane Global, (e) with respect to the Obligations of any Borrower or any Additional Borrower, each Additional Borrower (other than with respect to its own Obligations) and (f) with respect to the Obligations of any Borrower or Additional Borrower, (i) Trane Parent, (ii) any Person that guarantees any outstanding Public Debt of Trane Parent or Trane Global (or any of their assignees) and (iii) any Person that guarantees the 2021 5-Year Existing Credit Agreement. “Guarantor” means any one of them.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of the foregoing transactions.

“Incremental LC Participations” has the meaning set forth in Section 2.20(a)(iii)(B)(2).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Interest Period” means: (a) with respect to each Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending one, three or six months thereafter, as the applicable Borrower or the applicable Additional Borrower may elect in the applicable Notice of Borrowing; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of such calendar month; and

(iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

(b) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; and

(ii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

(c) with respect to each Money Market SOFR/EURIBOR/SONIA Borrowing, the period commencing on the date of such Borrowing and ending seven days or one, three, six or twelve months thereafter as the applicable Borrower may elect in accordance with Section 2.3; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of such calendar month; and

(iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

(d) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter as the applicable Borrower may elect in accordance with Section 2.3; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; and

(ii) no Interest Period shall end after the Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Invitation for Money Market Quotes” has the meaning set forth in Section 2.3(c).

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each of JPMorgan Chase Bank, N.A., Citibank, N.A., Bank of America, N.A., BNP Paribas and Mizuho Bank, Ltd. and (b) any other Bank selected by the Borrowers that agrees to act as an issuer of Letters of Credit hereunder and such Bank’s successors in such capacity. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Lead Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Citibank, N.A., BofA Securities, Inc., BNP Securities Corp. and Mizuho Bank, Ltd., in their respective capacities as joint lead arrangers and joint bookrunners in respect of the credit facility provided under this Agreement.

“Judgment Currency” has the meaning set forth in Section 9.12(b).

“KPI Metrics” mean, collectively, (i) Percentage of Women in Management and (ii) Emissions Intensity.

“KPI Metrics Auditor” means Lloyd’s Register Group Limited, together with its subsidiaries and affiliates, or any replacement auditor thereof as designated from time to time by the Lead Borrower; provided that any such replacement KPI Metrics Auditor (a) shall be (i) a nationally recognized auditing firm or (ii) another auditing firm designated by the Lead Borrower and identified to the Banks, so long as Banks constituting the Required Banks do not object to such designation pursuant to this clause (a)(ii) within 5 Business Days after notice thereof, and (b) shall apply substantially the same auditing standards and methodology for confirming Greenhouse Gas Emissions as reported in the 2021 Standard for Sustainability Reporting, except for any changes to such standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Lead Borrower and notified to the Banks, so long as Banks constituting Required Banks do not object to such changes within 5 Business Days after notice thereof.

“KPI Metrics Report” means, for any fiscal year, an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) that sets forth each KPI Metric for such fiscal year.

“KPI Metric Target” means (i) for Percentage of Women in Management for any fiscal year of Trane Parent, the Percentage of Women in Management Target set forth on the Sustainability Table for such fiscal year and (ii) for Emissions Intensity for any fiscal year of Trane Parent, the Emissions Intensity Target set forth on the Sustainability Table for such fiscal year.

“KPI Metric Threshold” means (i) for Percentage of Women in Management for any fiscal year of Trane Parent, the Percentage of Women in Management Threshold set forth on the Sustainability Table for such fiscal year and (ii) for Emissions Intensity for any fiscal year of Trane Parent, the Emissions Intensity Threshold set forth on the Sustainability Table for such fiscal year.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower or any Additional Borrower at such time. The LC Exposure of any Bank at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lead Borrower” means Trane Holdco.

“Lender-Related Person” has the meaning set forth in Section 9.3(c).

“Letter of Credit” means any letter of credit issued pursuant to this Agreement. Letters of Credit may be denominated in Dollars or in a Foreign Currency.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, each of Trane Parent and its Subsidiaries shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Base Rate Loan, a Term Benchmark Loan or a Money Market Loan, and “Loans” means Base Rate Loans, Term Benchmark Loans, Money Market Loans or any combination of the foregoing.

“Loan Documents” means, collectively, this Agreement, any Notes and any Additional Borrower Agreements.

“Loan Party” means each Borrower, each Additional Borrower and each Guarantor.

“Material Adverse Effect” means a material adverse effect on the business, financial position or results of operations or property of Trane Parent and its Consolidated Subsidiaries, considered as a whole.

“Material Debt” means (i) any Public Debt and (ii) any Debt of any of the Borrowers, Trane Parent or any of their respective Subsidiaries, arising in one or more related or unrelated transactions after the date hereof, in each case in an aggregate principal amount exceeding $100,000,000.

“Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in an amount which, if the Plan then terminated, would have a Material Adverse Effect, taking into account all members of the ERISA Group.

“Material Subsidiary” means (i) Thermo King Corporation, a Delaware corporation, Trane Inc., a Delaware corporation, and their respective successors and assigns, (ii) at any date, any other Restricted Subsidiary that on such date is encompassed by the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission and (iii) any Additional Borrower and any Subsidiary that is a Guarantor.

“Maximum Incremental Participation Amount” has the meaning set forth in Section 2.20(a)(iii)(B)(2).

“Money Market Absolute Rate” has the meaning set forth in Section 2.3(d)(ii)(D).

“Money Market Absolute Rate Loan” means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

“Money Market Lending Office” means, as to each Bank, its Domestic Lending Office and/or one or more other offices, branches or Affiliates of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Lead Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Lead Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market SOFR/EURIBOR/SONIA Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

“Money Market SOFR/EURIBOR/SONIA Loan” means a Loan to be made by a Bank pursuant to a SOFR/EURIBOR/SONIA Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

“Money Market Loan” means a Money Market SOFR/EURIBOR/SONIA Loan or a Money Market Absolute Rate Loan.

“Money Market Margin” has the meaning set forth in Section 2.3(d)(ii)(C).

“Money Market Quote” means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

“Money Market Quote Request” has the meaning set forth in Section 2.3(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.

“Non-Defaulting Bank” means, at any time, any Bank that is not a Defaulting Bank at such time.

“Notes” means promissory notes of any Borrower or any Additional Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower or such Additional Borrower to repay the Loans, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

“Notice of Committed Borrowing” has the meaning set forth in Section 2.2.

“Notice of Money Market Borrowing” has the meaning set forth in Section 2.3(f).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 A.M. (New York City time) on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower or any Additional Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Letters of Credit and all other obligations and liabilities of any Borrower or any Additional Borrower to the Administrative Agent or to any Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Bank that are required to be paid by the Borrowers pursuant hereto) or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Loan Document; provided that, such term shall not include any of the foregoing taxes that result from the execution of an Assignment and Assumption Agreement or grant of a participation pursuant to Section 9.6(b), except to the extent that any such action is requested or required by any Loan Party.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” means, with respect to any Bank, any Person controlling such Bank.

“Participant” has the meaning set forth in Section 9.6(b).

“Participant Register” has the meaning set forth in Section 9.6(b).

“Participating Member States” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning set forth in Section 9.17.

“Payment” has the meaning set forth in Section 7.9(c).

“Payment Notice” has the meaning set forth in Section 7.9(c).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage of Women in Management” means, for any fiscal year of Trane Parent, the percentage (calculated to the nearest 1/100th of 1%, rounded upwards, if necessary) of management positions (manager level, director level, vice president and above) at Trane Parent and its Subsidiaries that are held by women, measured on the last day of such fiscal year.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) for US domestic funds comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $2,500,000,000.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code or Section 302 of ERISA and is sponsored, maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

“Pricing Certificate” means a certificate substantially in the form of Exhibit E executed by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Lead Borrower (1) attaching a true and correct copy of the KPI Metrics Report for the most recently ended fiscal year of Trane Parent, (2) setting forth the Percentage of Women in Management and the Greenhouse Gas Emissions for such fiscal year, and the calculation of the Emissions Intensity for such fiscal year, (3) confirming that the Sustainability Report for such fiscal year includes a link to the KPI Metrics Auditor’s assurance statement regarding the Greenhouse Gas Emissions for such fiscal year, and (4) setting forth in reasonable detail the Sustainability Rate Adjustment and Sustainability Fee Adjustment to apply upon delivery of such Pricing Certificate.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Property” means any manufacturing plant or other manufacturing facility of Trane Parent, any Borrower or any Restricted Subsidiary, as the case may be, which plant or facility is located within the United States of America, except any such plant or facility that Trane Parent’s or any Borrower’s board of directors by resolution declares is not of material importance to the total business conducted by Trane Parent, the Borrowers and the Restricted Subsidiaries.

“Process Agent” has the meaning set forth in Section 9.8.

“Protesting Bank” has the meaning set forth in Section 2.16(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Debt” means any publicly traded notes, bonds, debentures or similar indebtedness set forth in (a) Trane Parent’s Form 10-K for the most recently ended fiscal year or (b) any filings by Trane Parent on Form 10-Q or Form 8-K made after the end of the most recently ended fiscal year.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.20.

“Qualifying Bank” means a Bank which is beneficially entitled to the interest payable to that Bank in respect of an advance under this Agreement and is:

(a) a bank within the meaning of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA and whose office which entered into this Agreement is located in Ireland; or

(b) a body corporate:

(i) which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Bank claims to be resident) where that Relevant Territory imposes a tax which corresponds to Irish income tax or Irish corporation tax and which generally applies to interest receivable in that Relevant Territory or payable into an account located in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or

(ii) where interest payable under this Agreement:

(A) is exempted from the charge to income tax under a tax treaty in force between Ireland and the country in which the Bank is resident for tax purposes; or

(B) would be exempted from the charge to income tax under a tax treaty signed between Ireland and the country in which the Bank is resident for tax purposes if such tax treaty had the force of law by virtue of section 826(1) TCA;

except where interest is paid under this Agreement to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(c) a company that is incorporated in the U.S. and taxed in the U.S. on its worldwide income except where interest is paid under this Agreement to the U.S. company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or

(d) a U.S. limited liability company (“LLC”), where the ultimate recipients of the interest payable under this Agreement are Qualifying Banks within paragraphs (b) or (c) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, except where interest is paid under this Agreement to the LLC or the ultimate recipients of the interest in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or

(e) a qualifying company within the meaning of section 110 TCA where such Bank has given written confirmation to Trane Ireland of the foregoing and whose office which entered into this Agreement is located in Ireland.

“Ratings” means the ratings of Moody’s and S&P applicable to Trane plc’s long-term senior unsecured debt.

“Reallocated Letter of Credit” has the meaning set forth in Section 2.20(a)(iii).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 A.M. (Chicago time) on the day that is two Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 A.M. Brussels time two TARGET Days preceding the date of such setting, (c) if such Benchmark is SONIA, then four Business Days prior to such setting, (d) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (e) if such Benchmark is none of the Term SOFR Rate, the EURIBO Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refunding Borrowing” means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

“Register” has the meaning set forth in Section 9.6(g).

“Regulation D” means Regulation D of the Board, as in effect from time to time.

“Regulation T” means Regulation T of the Board, as in effect from time to time.

“Regulation U” means Regulation U of the Board, as in effect from time to time.

“Regulation X” means Regulation X of the Board, as in effect from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, trustees, administrators, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board, the NYFRB and/or the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (d) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing or Money Market SOFR/EURIBOR/SONIA Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (b) with respect to any Term Benchmark Borrowing or Money Market SOFR/EURIBOR/SONIA Borrowing denominated in Euro, the Adjusted EURIBO Rate and (c) with respect to any RFR Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (a) with respect to any Borrowing denominated in Dollars, the Term SOFR Reference Rate and (b) with respect to any Borrowing denominated in Euro, the EURIBO Screen Rate.

“Relevant Territory” means:

(a) a member state of the European Union (other than Ireland); or

(b) not being such a member state, a country with which Ireland has a tax treaty in force by virtue of section 826(1) TCA; or

(c) not being a territory referred to in clause (a) or (b) above, a country with which Ireland has signed such a tax treaty which will come into force once the procedures set out in section 826(1) TCA have been completed.

“Required Banks” means, at any time, Banks having at least a majority of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Loans evidencing at least a majority of the aggregate unpaid principal amount of the Loans.

“Reset Date” has the meaning set forth in Section 1.5(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Subsidiary” means any Subsidiary, excluding any Subsidiary the greater part of the operating assets of which are located or the principal business of which is carried on outside of the United States of America.

“Revolving Exposure” means, at any time, the aggregate principal amount of Loans then outstanding together with the aggregate amount of LC Exposure at such time. The amount of Revolving Exposure, at any time, shall not exceed the amount of total Commitments at such time.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning set forth in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple RFR.

“RFR Margin” has the meaning set forth in Section 2.7(g).

“S&P” means Standard & Poor’s Financial Services LLC.

“Sale and Leaseback Transaction” means an arrangement with any Person for the leasing by Trane Parent, any Borrower or a Restricted Subsidiary (except for temporary leases for a term of not more than three years and, in the case of a Restricted Subsidiary, a lease to Trane Parent, any Borrower or another Restricted Subsidiary) of any Principal Property (whether now owned or hereafter acquired), which Principal Property has been or is to be sold or transferred by Trane Parent, any Borrower or such Restricted Subsidiary to such Person.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR/EURIBOR/SONIA Auction” means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Daily Simple RFR for SONIA Borrowings pursuant to Section 2.3.

“SOFR Administrator” means the NYFRB (or any successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any day, a rate per annum equal to the Sterling Overnight Index Average for such day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Statutory Reserve Percentage” means a fraction (expressed as a decimal), (a) the numerator of which is the number one and (b) the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “₤” mean the lawful currency of the United Kingdom.

“Subsequent Parent Company” shall be the Person that becomes the owner, directly or indirectly, of 100% of the ordinary issued share capital of, or otherwise merges, amalgamates or consolidates with, Trane plc (or, if applicable, the existing Subsequent Parent Company) in a transaction where the direct or indirect holders of the ordinary issued share capital of Trane plc (or, if applicable, the existing Subsequent Parent Company) that are entitled to vote generally in the election of the board of directors of such company immediately following such transaction are substantially the same as the holders of such capital stock immediately prior to the consummation of such transaction, so long as such Person (1) executes and delivers a copy of this Agreement (whereupon such Person shall become a party to this Agreement with the same force and effect as if such Person had executed this Agreement as “Trane Parent” on the Effective Date), (2) becomes a Guarantor pursuant to the terms of Section 9.16(j) hereof and (3) is organized under the laws of Ireland, the Grand Duchy of Luxembourg, the United States of America (or any State thereof or the District of Columbia) or any other jurisdiction that is, after consultation with the Banks, reasonably satisfactory to the Administrative Agent (it being understood that, upon the consummation of such transaction and compliance with the requirements set forth in the immediately preceding clauses (1), (2) and (3), the existing Subsequent Parent Company shall no longer be “Trane Parent” for purposes of this Agreement). Notwithstanding the foregoing, on and after such time as a Subsequent Parent Company shall become a party hereto, Trane plc and each Person that, prior to such time, was the Subsequent Parent Company shall continue to be bound by the covenants set forth in Sections 5.6, 5.7 and 5.9 as if it were Trane Parent.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Trane Parent or by the Lead Borrower, as applicable.

“Supported QFC” has the meaning set forth in Section 9.20.

“Sustainability Fee Adjustment” means, with respect to any Pricing Certificate for any fiscal year of Trane Parent, subject to the terms of Section 2.23(c), an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of:

(a) to the extent that the Percentage of Women in Management reported in such Pricing Certificate is (1) greater than or equal to the KPI Metric Target for Percentage of Women in Management for such fiscal year, negative five one-thousandths of one percent (-0.005%) per annum, (2) less than the KPI Metric Target for Percentage of Women in Management for such fiscal year but greater than or equal to the KPI Metric Threshold for Percentage of Women in Management for such fiscal year, zero percent (0%) per annum, and (3) less than the KPI Metric Threshold for Percentage of Women in Management for such fiscal year (or if the Percentage of Women in Management metric is not reported in such Pricing Certificate for such fiscal year), positive five one-thousandths of one percent (0.005%) per annum, plus

(b) to the extent that the Emissions Intensity reported in such Pricing Certificate is (1) less than or equal to the KPI Metric Target for Emissions Intensity for such fiscal year, negative five one-thousandths of one percent (-0.005%) per annum, (2) greater than the KPI Metric Target for Emissions Intensity for such fiscal year but less than or equal to the KPI Metric Threshold for Emissions Intensity for such fiscal year, zero percent (0%) per annum, and (3) greater than the KPI Metric Threshold for Emissions Intensity for such fiscal year (or if the Percentage of Women in Management metric is not reported in such Pricing Certificate for such fiscal year), positive five one-thousandths of one percent (0.005%) per annum.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.23(a).

“Sustainability Rate Adjustment” means, with respect to any Pricing Certificate for any fiscal year of Trane Parent, subject to the terms of Section 2.23(c), an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of:

(a) to the extent that the Percentage of Women in Management reported in such Pricing Certificate is (1) greater than or equal to the KPI Metric Target for Percentage of Women in Management for such fiscal year, negative two and one-half one-hundredths of one percent (-0.025%), (2) less than the KPI Metric Target for Percentage of Women in Management for such fiscal year but greater than or equal to the KPI Metric Threshold for Percentage of Women in Management for such fiscal year, zero percent (0%), and (3) less than the KPI Metric Threshold for Percentage of Women in Management for such fiscal year (or if the Percentage of Women in Management metric is not reported in such Pricing Certificate for such fiscal year), positive two and one-half one-hundredths of one percent (0.025%), plus

(b) to the extent that the Emissions Intensity reported in such Pricing Certificate is (1) less than or equal to the KPI Metric Target for Emissions Intensity for such fiscal year, negative two and one-half one-hundredths of one percent (-0.025%), (2) greater than the KPI Metric Target for Emissions Intensity for such fiscal year but less than or equal to the KPI Metric Threshold for Emissions Intensity for such fiscal year, zero percent (0%), and (3) greater than the KPI Metric Threshold for Emissions Intensity for such fiscal year (or if the Emissions Intensity metric is not reported in such Pricing Certificate for such fiscal year), positive two and one-half one-hundredths of one percent (0.025%).

“Sustainability Report” means the annual ESG Report publicly reported by Trane Parent and published on an Internet or intranet website to which each Bank and the Administrative Agent have been granted access free of charge (or at the expense of the Borrowers).

“Sustainability Structuring Agents” means J.P. Morgan Securities LLC and BNP Paribas, each in its capacity as sustainability structuring agent hereunder, and its successors in such capacity, and “Sustainability Structuring Agent” means any of the foregoing.

“Sustainability Table” means the Sustainability Table set forth on Schedule II.

“Syndication Agent” means Citibank, N.A., in its capacity as syndication agent for the Banks hereunder, and its successors in such capacity.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees or other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidated Act 1997 of Ireland (as amended).

“Term Benchmark Lending Office” means, as to each Bank, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Term Benchmark Lending Office) and/or one or more other offices, branches or Affiliates of such Bank as it may hereafter designate as its Term Benchmark Lending Office by notice to the Lead Borrower and the Administrative Agent.

“Term Benchmark Loan” means a Committed Loan denominated in Dollars or in a Foreign Currency to be made by a Bank as a “Term Benchmark Loan” in accordance with the applicable Notice of Committed Borrowing.

“Term Benchmark Margin” has the meaning set forth in Section 2.7(g).

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 A.M. (Chicago time) two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 P.M. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Termination Date” means April 25, 2027, or, if such day is not a Business Day, the next preceding Business Day, or such later date pursuant to an extension under Section 2.22.

“Termination Date Extension Request” means a request by the Borrowers, in the form of Exhibit J hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Termination Date pursuant to Section 2.22.

“Trane Global” has the meaning set forth in the preamble hereto.

“Trane Holdco” has the meaning set forth in the preamble hereto.

“Trane Ireland” has the meaning set forth in the preamble hereto.

“Trane Irish Holdings” means Trane Technologies Irish Holdings Unlimited Company.

“Trane Parent” means, except as otherwise expressly provided herein and except as the context may otherwise require, (x) until such time as a Subsequent Parent Company shall become a party hereto, Trane plc or (y) the Subsequent Parent Company.

“Trane plc” has the meaning set forth in the preamble hereto.

“TTC LLC” means Trane Technologies Company LLC, a Delaware limited liability company.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Liabilities” means, with respect to any Plan during the term of this Agreement, the amount (if any) by which (a) the present value of all accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined on the basis of a Plan termination as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“U.S. Borrower” means (a) Trane Holdco, (b) Trane Global and (c) any Additional Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.15(f)(ii)(C).

“Withholding Agent” means any Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by Trane Parent’s independent public accountants) with the most recent audited consolidated financial statements of Trane Parent and its Consolidated Subsidiaries delivered to the Banks; provided that (x) if Trane Parent or the Lead Borrower notifies the Administrative Agent that it wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies Trane Parent or the Lead Borrower that the Required Banks wish to amend Article V for such purpose), then the compliance by Trane Parent, the Borrowers and the Additional Borrowers, to the extent applicable, with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Trane Parent, the Borrowers and the Additional Borrowers, to the extent applicable, and the Required Banks, and (y) for purposes of determining Consolidated Net Worth, GAAP as in effect at the time of and as used to prepare the financial statements referred to in Section 4.4(a) hereof shall be used for such determination, notwithstanding any change in GAAP after the date of such financial statements; provided that Consolidated Net Worth shall be determined excluding the effect of goodwill impairment charges, net of Taxes, to the extent that such effect would not otherwise have been included in such determination but for the application of FASB Accounting Standards Codification 350 (formerly Statement of Financial Accounting Standards 142). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-10-25 (formerly Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto, to value any Debt of Trane Parent, the Borrowers or any other Subsidiary at “fair value”, as defined therein. Notwithstanding anything to the contrary contained in this Agreement, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, shall not result in such lease being considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

SECTION 1.3. Types of Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to any Borrower or any Additional Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a “Term Benchmark Borrowing” is a Borrowing comprised of Term Benchmark Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a “Committed Borrowing” is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a “Money Market Borrowing” is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

SECTION 1.4. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees binding on the applicable Persons, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.5. Exchange Rates; Reset Dates. (a) At approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency in which any outstanding Loan, any outstanding Letter of Credit or any unreimbursed LC Disbursement is denominated and (ii) give notice thereof to the Banks and the Lead Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than converting into Dollars under Sections 2.18(d), (e), (h), (i) and (j) the obligations of the Borrowers and the Additional Borrowers and the Banks in respect of LC Disbursements that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.

(b) At approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable, on each Reset Date, the Administrative Agent shall (i) determine the aggregate amount of the Dollar Equivalents of (A) the principal amounts of the Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans made or repaid on such date) and (B) the LC Exposure on such date (after giving effect to any Letters of Credit denominated in a Foreign Currency issued, renewed or terminated or requested to be issued, renewed or terminated on such date) and (ii) notify the Lead Borrower of the results of such determination.

SECTION 1.6. Interest Rates; Benchmark Notification. The interest rate on Loans denominated in Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 8.1(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers and the Additional Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Additional Borrower, any Bank or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.7. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its capital stock at such time.

ARTICLE II

THE CREDITS

SECTION 2.1. Commitments to Lend. (a) During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to any Borrower or any Additional Borrower pursuant to this Section from time to time in amounts such that the Dollar Equivalent of the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment. All Loans made under this Section 2.1(a) shall be either Base Rate Loans or Term Benchmark Loans (it being understood that such Loans may be converted to RFR Loans in accordance with Section 8.1(f)). Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Available Commitments. Within the foregoing limits, any Borrower or any Additional Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability Period under this Section.

(b) During the Availability Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in a Foreign Currency (“Euro Loans”) to any Borrower or any Additional Borrower pursuant to this Section from time to time in amounts such that (i) the Dollar Equivalent of the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment and (ii) the Dollar Equivalent of the Revolving Exposure by such Bank at any one time outstanding shall not exceed the amount of its Commitment. All Euro Loans denominated in (A) Euro shall be Term Benchmark Loans and (B) Sterling shall be RFR Loans. Each Borrowing under this Section shall be in an aggregate principal amount of the Foreign Currency Equivalent of $10,000,000 or any larger multiple of the Foreign Currency Equivalent of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Available Commitments. Within the foregoing limits, any Borrower or any Additional Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Availability Period under this Section. It is expressly understood and agreed among the parties hereto that any and all Euro Loan Borrowings made pursuant to Section 2.1(b) hereof shall constitute utilizations of the Banks’ Commitments hereunder and shall reduce the Available Commitment of the Banks accordingly.

SECTION 2.2. Notice of Committed Borrowings. Any Borrower or any Additional Borrower, as applicable, shall give the Administrative Agent notice (a “Notice of Committed Borrowing”) (w) at its New York address not later than 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing, (x) at its New York address not later than 11:00 A.M. (New York City time) on the third Business Day before each Term Benchmark Borrowing denominated in Dollars, (y) at its London address not later than 11:00 A.M. (London time) on the third Business Day before each Term Benchmark Borrowing denominated in Euro and (z) at its London address not later than 11:00 A.M. (London time) on the fifth Business Day before each RFR Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Business Day,

(b) the aggregate amount of such Borrowing and whether such Borrowing is to be denominated in Dollars or a Foreign Currency (and if a Foreign Currency, identifying which Foreign Currency),

(c) in the case of Loans to be made in Dollars, whether the Loans comprising such Borrowing are to be Base Rate Loans or Term Benchmark Loans, and

(d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

If no election as to the pricing of Loans comprising any Borrowing denominated in Dollars is specified, then the requested Borrowing shall be a Term Benchmark Borrowing with an Interest Period of one month’s duration. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower or Additional Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.3. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, any Borrower or Additional Borrower may, as set forth in this Section, request that the Banks, during the Availability Period, make offers to make Money Market Loans to such Borrower or Additional Borrower, as applicable. The Banks may, but shall have no obligation to, make such offers and the applicable Borrower or Additional Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. Any Borrower or Additional Borrower may request that the Banks make Money Market Loans denominated in Dollars or in any Foreign Currency; provided, however, that at no time may any Borrower or Additional Borrower request that the Banks make Money Market Loans so as to cause the amount of the Revolving Exposure to exceed the amount of the total Commitments.

(b) Money Market Quote Request. When any Borrower or Additional Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile or electronic transmission a Money Market Quote Request substantially in the form of Exhibit B hereto (a “Money Market Quote Request”) so as to be received no later than 11:00 A.M. (New York City time) at the Administrative Agent’s New York facsimile number, and, in the case of Money Market Loans to be denominated in a Foreign Currency, so as to be received no later than 11:00 A.M. (London time) by email to the Administrative Agent at gerard.t.capano@chase.com on (w) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a SOFR/EURIBOR/SONIA Auction to be denominated in Dollars, (x) the fourth Business Day prior to the date of Borrowing proposed therein, in the case of a SOFR/EURIBOR/SONIA Auction to be denominated in a Foreign Currency, (y) the second Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction to be denominated in a Foreign Currency or (z) the second Business Day prior to the date of Borrowing proposed therein, in the case of an Absolute Rate Auction to be denominated in Dollars (or, in any case, such other time or date as such Borrower or Additional Borrower, as applicable, and the Administrative Agent shall have mutually agreed and shall have notified to the Banks, which date is not later than the date of the Money Market Quote Request for the first SOFR/EURIBOR/SONIA Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i) the proposed date of Borrowing, which shall be a Business Day,

(ii) the aggregate amount of such Borrowing, which shall be subject to the provisions of Section 2.3(a) and shall be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency),

(iii) in the case of any such Borrowing denominated in Dollars or Euro, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

(iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate and

(v) the Applicable Currency in which the proposed Borrowing is to be denominated.

Any Borrower or Additional Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Business Days (or such other number of days as the requesting Borrower or Additional Borrower, as applicable, and the Administrative Agent may agree) of any other Money Market Quote Request.

(c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by facsimile or electronic transmission an invitation for Money Market Quotes substantially in the form of Exhibit C hereto (an “Invitation for Money Market Quotes”), which shall constitute an invitation by the requesting Borrower or Additional Borrower, as applicable, to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile or electronic transmission at its offices specified in or pursuant to Section 9.1 not later than (w) 9:30 A.M. (London time) on the third Business Day prior to the proposed date of Borrowing, in the case of a SOFR/EURIBOR/SONIA Auction to be denominated in a Foreign Currency, (x) 9:30 A.M. (New York City time) on the third Business Day prior to the proposed date of Borrowing, in the case of a SOFR/EURIBOR/SONIA Auction to be denominated in Dollars, (y) 9:30 A.M. (New York City time) on the first Business Day prior to the proposed date of Borrowing, in the case of an Absolute Rate Auction to be denominated in Dollars or (z) 9:30 A.M. (London time) on the first Business Day prior to the proposed date of Borrowing, in the case of an Absolute Rate Auction to be denominated in a Foreign Currency (or, in any case, such other time or date as the requesting Borrower or Additional Borrower, as applicable, and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first SOFR/EURIBOR/SONIA Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the requesting Borrower or Additional Borrower, as applicable, of the terms of the offer or offers contained therein not later than 15 minutes prior to the deadline for the other Banks. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the requesting Borrower or Additional Borrower, as applicable.

(ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

(A) the proposed date of Borrowing,

(B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

(C) in the case of a SOFR/EURIBOR/SONIA Auction, the margin above or below (1) the applicable Adjusted Term SOFR Rate (in the case of Money Market Loans to be denominated in Dollars), (2) the applicable Adjusted EURIBO Rate (in the case of Money Market Loans to be denominated in Euro) or (3) the applicable Adjusted Daily Simple RFR for SONIA Borrowings (in the case of Money Market Loans to be denominated in Sterling) (the “Money Market Margin”) offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%, rounded upwards, if necessary) to be added to or subtracted from such base rate,

(D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%, rounded upwards, if necessary) (the “Money Market Absolute Rate”) offered for each such Money Market Loan, and

(E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

(iii) Any Money Market Quote shall be disregarded if it:

(A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

(B) contains qualifying, conditional or similar language;

(C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

(D) arrives after the time set forth in subsection (d)(i).

(e) Notice to Borrower. The Administrative Agent shall promptly notify the requesting Borrower or Additional Borrower, as applicable, of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent’s notice to such Borrower or Additional Borrower, as applicable, shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f) Acceptance and Notice by Borrower. Not later than 11:30 A.M. (New York City time or London time, as applicable) on (x) the date that Money Market Quotes are due pursuant to Section 2.3(d)(i), in the case of a SOFR/EURIBOR/SONIA Auction, or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the requesting Borrower or Additional Borrower, as applicable, and the Administrative Agent shall have mutually agreed and shall have notified to the Banks, which date shall not be later than the date of the Money Market Quote Request for the first SOFR/EURIBOR/SONIA Auction or Absolute Rate Auction for which such change is to be effective), such Borrower or Additional Borrower, as applicable, shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a “Notice of Money Market Borrowing”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The requesting Borrower or Additional Borrower may accept any Money Market Quote in whole or in part; provided that:

(i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

(ii) the principal amount of each Money Market Borrowing must be $10,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency) or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency),

(iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

(iv) no Borrower or Additional Borrower may accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement (including the requirements of the third sentence of Section 2.3(a)).

(g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Money Market Loans to be denominated in a Foreign Currency), as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

SECTION 2.4. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the requesting Borrower or Additional Borrower, as the case may be. Each Bank at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loan (subject to the provision by such branch or Affiliate, prior to such branch or Affiliate receiving any payments pursuant to the Loan Documents, of any documentation required pursuant to Section 2.15); provided that any exercise of such option shall not affect the obligation of the applicable Borrower or the applicable Additional Borrower to repay such Loan in accordance with the terms of this Agreement.

(b) Not later than 12:30 P.M. (New York City time or London time, as applicable) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City or in London, as applicable, to the Administrative Agent at its address specified in or pursuant to Section 9.1 (or, in the case of any Borrowing denominated in a Foreign Currency, at such other address as the Administrative Agent may specify from time to time by written notice to the Lead Borrower and the Banks). Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available in like funds to the applicable Borrower or the applicable Additional Borrower, as the case may be, at the Administrative Agent’s aforesaid address. If any Bank makes a new Loan hereunder on a day on which the applicable Borrower or the applicable Additional Borrower, as the case may be, is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in this subsection (b), or remitted by the applicable Borrower or the applicable Additional Borrower to the Administrative Agent as provided in Section 2.12, as the case may be.

(c) Unless the Administrative Agent shall have received notice from a Bank prior to the date (or, if a Base Rate Borrowing, the time) of any Borrowing that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower or the applicable Additional Borrower, as the case may be, on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and such Borrower or such Additional Borrower, as the case may be, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower or such Additional Borrower, as the case may be, until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to (i) in the case of such Bank, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower or Additional Borrower, the interest rate applicable to such Borrowing. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

SECTION 2.5. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers and any Additional Borrower to such Bank resulting from the Loans of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.

(b) The Administrative Agent shall maintain the Register pursuant to Section 9.6(g), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers and any Additional Borrower to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and any Additional Borrower and each Bank’s share thereof.

(c) The entries made in the Register and the accounts of each Bank maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers and any Additional Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers or any Additional Borrower to repay (with applicable interest) any Loans made to the Borrowers or such Additional Borrower by such Bank in accordance with the terms of this Agreement.

(d) Each Borrower and each Additional Borrower agree that, upon the request to the Administrative Agent by any Bank, such Borrower or such Additional Borrower will execute and deliver to such Bank a single Note of such Borrower or such Additional Borrower, as the case may be, evidencing any Loans of such Bank.

SECTION 2.6. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate for such day plus the applicable Base Rate Margin. Such interest shall be payable quarterly in arrears on the last Business Day of each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year and upon the date of termination of the Commitments in their entirety. The Base Rate Margin will be (i) initially determined for any Base Rate Loan on the same date as the relevant Notice of Borrowing for such Base Rate Loan and (ii) reset on the first Business Day of each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the applicable Term Benchmark Margin plus (i) in the case of a Term Benchmark Loan denominated in Dollars, the applicable Adjusted Term SOFR Rate and (ii) in the case of a Term Benchmark Loan denominated in Euro, the applicable Adjusted EURIBO Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Term Benchmark Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Term Benchmark Margin plus the Adjusted Term SOFR Rate (in the case of a Term Benchmark Loan denominated in Dollars) or the Adjusted EURIBO Rate (in the case of a Term Benchmark Loan denominated in Euro) applicable to such Loan.

(c) Each RFR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the applicable Adjusted Daily Simple RFR for such day plus the applicable RFR Margin. Such interest shall be payable in arrears on the date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such RFR Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and upon the date of termination of the Commitments in their entirety. Any overdue principal of or interest on any RFR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to RFR Loans for such day.

(d) Each Money Market SOFR/EURIBOR/SONIA Loan denominated in Dollars or Euro shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted Term SOFR Rate (for a Money Market SOFR/EURIBOR/SONIA Loan denominated in Dollars) or the Adjusted EURIBO Rate (for a Money Market SOFR/EURIBOR/SONIA Loan denominated in Euro), in each case for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market SOFR/EURIBOR/SONIA Borrowing were a Committed Term Benchmark Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market SOFR/EURIBOR/SONIA Loan denominated in Sterling shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the applicable Adjusted Daily Simple RFR for such day plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof (or, in the case of a Money Market SOFR/EURIBOR/SONIA Loan denominated in Sterling, shall be payable in arrears on the date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Money Market SOFR/EURIBOR/SONIA Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month) and upon the date of termination of the Commitments in their entirety). Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

(e) Each CBR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Central Bank Rate for the applicable Agreed Currency for such day plus the applicable CBR Margin. Such interest shall be payable quarterly in arrears on the last Business Day of each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year and upon the date of termination of the Commitments in their entirety. Any overdue principal of or interest on any CBR Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to CBR Loans for such day.

(f) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrowers and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(g) Each of “Term Benchmark Margin”, “RFR Margin”, “CBR Margin” and “Commitment Fee Rate” means, for any day, the percentage set forth below in the column below such term and in the row corresponding to the “Level” in effect for Trane plc on such day:

	Ratings		Applicable		Applicable	Applicable
			Term	Applicable	CBR	CBR
			Benchmark	RFR	Margin	Margin	Commitment
Level	Moody’s	S&P	Margin	Margin	(Sterling)	(Euro)	Fee Rate
I	A3 (or	A- (or	1.000%	1.000%	1.000%	1.000%	0.090%
	higher)	higher)
II	Baa1	BBB+	1.125%	1.125%	1.125%	1.125%	0.100%
III	Baa2	BBB	1.250%	1.250%	1.250%	1.250%	0.125%
IV	Baa3	BBB-	1.375%	1.375%	1.375%	1.375%	0.175%
V	Lower	Lower	1.500%	1.500%	1.500%	1.500%	0.250%

provided that (i) in the case of split Ratings from S&P and Moody’s, the Rating to be used to determine the applicable Level shall be the higher of the two Ratings, or if the Ratings differ by more than one Level as indicated above, the Rating to be used to determine the applicable Level shall be the Rating one below the higher of the two Ratings, (ii) if only one Rating exists, the applicable Term Benchmark Margin and the Commitment Fee Rate shall be determined by reference to the Level corresponding to the available Rating, (iii) if no Ratings exist, the applicable Level shall be Level V and (iv) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable rating agency), such change shall be effective as of the date on which it is first announced by the rating agency making such change. Each such change in the applicable Term Benchmark Margin or the Commitment Fee Rate shall apply to all outstanding Term Benchmark Loans and Base Rate Loans and to all commitment fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any rating agency described in this Section 2.7(g) shall change or if any such rating agency shall cease to be in the business of rating corporate debt obligations or the Ratings from any such rating agency shall become otherwise generally unavailable, the Borrowers and the Banks party hereto shall negotiate in good faith to amend the references to specific Ratings in this Section 2.7(g) to reflect such changed rating system or the unavailability of ratings from such rating agency. It is hereby understood and agreed that (x) the Applicable Rate shall be adjusted from time to time based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.23) and (y) the Commitment Fee Rate shall be adjusted from time to time based upon the Sustainability Fee Adjustment (to be calculated and applied as set forth in Section 2.23).

SECTION 2.8. Fees. (a) The Borrowers shall pay to the Administrative Agent for the account of the Banks a commitment fee, which shall accrue at the applicable Commitment Fee Rate, as set forth in Section 2.7(g), on the daily unused amount of the Commitment of each Bank during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the date of this Agreement, and upon the date of termination of the Commitments in their entirety. All commitment fees shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrowers agree to pay to the Administrative Agent for the account of each Bank a participation fee, payable in Dollars, with respect to its participations in Letters of Credit, which shall accrue at the applicable Term Benchmark Margin as set forth in Section 2.7(g) on the average daily amount of the Dollar Equivalent of such Bank’s LC Exposure during the period from and including the Effective Date to but excluding the later of the date on which such Bank’s Commitment terminates and the date on which such Bank ceases to have any LC Exposure. The Borrowers also agree to pay to each Issuing Bank a fronting fee, which shall accrue at a rate of 0.125% per annum or at such rate as shall be mutually agreed upon by the Borrowers and such Issuing Bank on the daily aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.9. Optional Termination or Reduction of Commitments. During the Availability Period, the Borrowers may, upon at least three Business Days’ notice to the Administrative Agent (which shall give prompt notice thereof to each Bank), (a) terminate the Commitments at any time, if no Loans are outstanding at such time or (b) ratably reduce from time to time by a minimum aggregate amount of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) or any multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Euro Loans) in excess thereof, the aggregate amount of the Commitments; provided that any outstanding principal amount of Loans that would exceed the aggregate amount of the Commitments after any such reduction must be prepaid at the time of such reduction, together with any related amounts payable under Section 2.13 in connection therewith. Any termination or reduction of the Commitments shall be permanent; provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other financing, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

SECTION 2.10. Mandatory Termination of Commitments; Mandatory Prepayments. (a) The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

(b) If, on any day, the Dollar Equivalent of Revolving Exposure exceeds 105% of the aggregate Commitments on such date, the Borrowers and any Additional Borrowers shall, within five Business Days, prepay sufficient outstanding Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the Dollar Equivalent of Revolving Exposure does not exceed the aggregate Commitments on such date. If, on the last day of any Interest Period for any Borrowing, the Dollar Equivalent of Revolving Exposure exceeds the aggregate Commitments on such date, the Borrowers and any Additional Borrowers shall, within five Business Days, prepay sufficient outstanding Loans in an aggregate principal amount (together with interest accrued to the date of such prepayment on the principal so prepaid and any amounts payable under Section 2.13 in connection therewith) such that, after giving effect thereto, the Dollar Equivalent of Revolving Exposure does not exceed the aggregate Commitments on such date; provided that the aggregate principal amount of the prepayment required pursuant to this sentence on any such occasion shall not exceed the aggregate principal amount of such Borrowing. Each such mandatory prepayment shall be applied to prepay ratably the Loans of the several Banks included in each Borrowing so prepaid.

SECTION 2.11. Optional Prepayments. (a) Any Borrower or any Additional Borrower may (i) upon at least one Business Day’s notice to the Administrative Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1), (ii) upon at least three Business Days’ notice to the Administrative Agent, subject to Section 2.13, prepay any Term Benchmark Borrowing, and (iii) upon at least five Business Days’ notice to the Administrative Agent, prepay any RFR Borrowing, in each case in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts payable under Section 2.13 in connection therewith; provided that any such partial prepayment shall be in the amount of $5,000,000 (or the Foreign Currency Equivalent thereof, in the case of Foreign Currency Loans) or any multiple of $1,000,000 (or the Foreign Currency Equivalent thereof, in the case of Foreign Currency Loans) in excess thereof. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

(b) Except as provided in clause (i) of Section 2.11(a), the Borrowers and any Additional Borrowers may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

(c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share (if any) of such prepayment. Each such notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.9, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.9.

SECTION 2.12. General Provisions as to Payments. (a) The Borrowers and each Additional Borrower, as applicable, shall make each payment required to be made by it hereunder (whether of principal, interest on the Loans, fees or amounts payable under Section 2.13, 2.15, 2.17, 8.3 or 9.3, or otherwise) without set-off, counterclaim or deduction of any kind (in each case, unless required by law or otherwise by this Agreement), not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its New York address referred to in Section 9.1, except that payments required to be made directly to any Issuing Bank shall be so made and payments pursuant to Section 2.13, 2.15, 2.17, 8.3 or 9.3 shall be made directly to the Persons entitled thereto; provided that any such payments made in respect of Euro Loans or other Loans denominated in a Foreign Currency shall be made not later than 12:00 noon (London time) on the date when due, in funds immediately available in London in the applicable Foreign Currency, to the Administrative Agent at its London address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Term Benchmark Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day; provided that in the case of Money Market Loans denominated in Dollars, whenever any payment of principal of, or interest on, such Dollar-denominated Money Market Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the relevant Borrower or the relevant Additional Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower or such Additional Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower or such Additional Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower or such Additional Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at a rate per annum equal to the applicable Overnight Rate.

SECTION 2.13. Funding Losses. If any Borrower or any Additional Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Section 2.11, Article VI or VIII or otherwise, but not pursuant to Section 8.2) on any day other than the last day of the Interest Period applicable thereto, if any Borrower or any Additional Borrower fails to borrow any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.19 or if any Borrower or any Additional Borrower fails to prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.11(c), such Borrower or such Additional Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay; provided that such Bank shall have delivered to such Borrower or such Additional Borrower a certificate setting forth the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

In the event of (i) the payment of any principal of any RFR Loan other than on the interest payment date (as specified in Section 2.7(c)) applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow, convert, continue or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked), (iii) the assignment of any RFR Loan other than on the interest payment date (as specified in Section 2.7(c)) applicable thereto as a result of a request by any Borrower or Additional Borrower pursuant to Section 8.5 or (iv) the conversion or continuation of any RFR Loan other than on the interest payment date (as specified in Section 2.7(c)) applicable thereto, the applicable Borrower or Additional Borrower shall compensate each Bank for the loss, cost and expense attributable to such event, including the reasonable and documented costs and expenses of such Bank attributable to the premature unwinding of any hedging agreement entered into by such Bank in respect of the Sterling exposure attributable to such Loan. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower or Additional Borrower and shall be conclusive absent manifest error. The applicable Borrower or Additional Borrower shall pay such Bank the amount shown as due on any such certificate within 30 days after receipt thereof.

SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate and interest and fees based on amounts denominated in Sterling hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Except as set forth in Section 2.8, all other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of each Borrower and each Additional Borrower hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if an applicable Withholding Agent shall be required by applicable law (as determined in the good faith discretion of an applicable Withholding Agent) to deduct any Taxes from such payments, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent or the applicable Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrowers and each Additional Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Borrower and each Additional Borrower shall indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or such Additional Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower or any Additional Borrower by a Bank or by the Administrative Agent, on its own behalf or on behalf of any Bank, shall be conclusive absent manifest error.

(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) the full amount of any Taxes attributable to such Bank (but, in the case of Indemnified Taxes or Other Taxes, only to the extent that a Borrower or an Additional Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes, and without limiting the obligation of each Borrower and each Additional Borrower to do so) and (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register, in each case, that are paid or payable by the Administrative Agent in connection with any Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any Additional Borrower to a Governmental Authority, such Borrower or Additional Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to any Borrower, any Additional Borrower and the Administrative Agent, at the time or times reasonably requested by any Borrower, any Additional Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower, any Additional Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding (including, in respect of Trane Ireland, such information required to enable that Borrower to comply with its reporting obligations under Section 891E, 891F and 891G of TCA), it being understood that a payment will not be increased under Section 2.15(a) above by reason of any deduction if, as of the date on which the payment falls due, the payment could have been made to the Bank had that Bank complied with its obligations under this Section 2.15(f). In addition, any Bank, if reasonably requested by any Borrower, any Additional Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower, any Additional Borrower or the Administrative Agent as will enable any Borrower, any Additional Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(f)(i), (f)(ii) and (f)(iv) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(i) any Bank that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. Federal backup withholding tax;

(ii) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(D) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Bank under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Bank shall deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the Lead Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment; provided, that solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Without limiting the generality of the foregoing, in respect of Trane Ireland:

(i) any Bank shall confirm to Trane Ireland and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement that, on such date, such Bank is a Qualifying Bank;

(ii) if a Bank fails to indicate its status in accordance with Section 2.15(g)(i) above, then such Bank shall be treated for the purposes of this Agreement by Trane Ireland as if it is not a Qualifying Bank until such time that such Bank notifies Trane Ireland and the Administrative Agent which category applies; and

(iii) a Bank shall promptly notify Trane Ireland and the Administrative Agent if it ceases to be a Qualifying Bank.

(h) If the Administrative Agent or any Bank determines, in its sole, reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or any Additional Borrower or with respect to which a Borrower or any Additional Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower or Additional Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Additional Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower or Additional Borrower, upon the request of the Administrative Agent or such Bank, agrees to repay the amount paid over to such Borrower or Additional Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Bank in the event the Administrative Agent or such Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers, any Additional Borrower or any other Person.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(j) Defined Terms. For purposes of this Section 2.15, the term “Bank” includes any Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.16. Additional Borrowers. (a) On or after the Effective Date, the Lead Borrower may designate any wholly-owned Subsidiary of Trane Parent as an Additional Borrower by delivery to the Administrative Agent, at least ten Business Days prior to such designation, of (i) an Additional Borrower Agreement executed by such Subsidiary, the Guarantors and the Borrowers, substantially in the form of Exhibit H hereto (each, an “Additional Borrower Agreement”) and (ii) a favorable written opinion (addressed to the Administrative Agent and the Banks) of counsel of such Subsidiary or Subsidiaries (which opinion shall be reasonably satisfactory to the Administrative Agent). Upon delivery of the above-mentioned documents, such Subsidiary shall for all purposes of this Agreement be an Additional Borrower and a party to this Agreement. Promptly following receipt of any Additional Borrower Agreement, the Administrative Agent shall send a copy thereof to each Bank.

(b) As soon as practicable after receiving notice from the Lead Borrower or the Administrative Agent of the Lead Borrower’s intent to designate a Subsidiary as an Additional Borrower, and in any event within five Business Days of receipt of such notice from the Lead Borrower or the Administrative Agent, for an Additional Borrower that is organized under the laws of a jurisdiction other than of the United States of America, or a political subdivision thereof, of Ireland or of the Grand Duchy of Luxembourg, any Bank that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Additional Borrower or with Persons in the jurisdiction of such Additional Borrower directly or through an Affiliate of such Bank (a “Protesting Bank”), as provided in Section 2.4(a), shall so notify the Lead Borrower and the Administrative Agent in writing. With respect to each Protesting Bank, the Lead Borrower shall, effective on or before the date that such Additional Borrower shall have the right to borrow hereunder, either (i) notify the Administrative Agent and such Protesting Bank that the Commitments of such Protesting Bank shall be terminated; provided that such Protesting Bank shall have received payment of an amount equal to the outstanding principal of its Loans and/or unreimbursed Letters of Credit obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, (ii) substitute such Protesting Bank in accordance with the provisions of Section 8.5 hereof or (iii) cancel the request to designate such Subsidiary as an “Additional Borrower” hereunder.

SECTION 2.17. Additional Borrower Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Additional Borrower is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced, by an amount deemed by such Bank to be material, by reason of the fact that such Additional Borrower is organized under the laws of, or principally conducts its business in, a jurisdiction or jurisdictions outside the United States of America, the Borrowers and such Additional Borrower shall indemnify such Bank for such increased cost or reduction within 30 days after demand by such Bank (with a copy to the Administrative Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder, together with calculations in reasonable detail supporting such amounts, shall be conclusive in the absence of clearly demonstrable error. Except for increased costs or reductions in amounts receivable required by applicable law or regulation in existence at the time that an Additional Borrower joins this Agreement and notified to the Lead Borrower at least two Business Days prior to the effectiveness of the designation of the applicable Additional Borrower, no such compensation may be claimed (i) in respect of any Committed Loan for any period prior to the date 60 days before the date of notice by such Bank to the Lead Borrower of its intention to make claims therefor (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) to the extent such Bank was aware of such cost or reduction at the time the related Loan was made.

(b) Each Bank will promptly notify the Lead Borrower and the Administrative Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to the foregoing subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

SECTION 2.18. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower or any Additional Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any Additional Borrower to, or entered into by any Borrower or any Additional Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything contained in any form of letter of credit application or other agreement submitted by any Borrower or any Additional Borrower to, or entered into by any Borrower or any Additional Borrower with, any Issuing Bank relating to any Letter of Credit, the Dollar Equivalent of the aggregate face amount of outstanding Letters of Credit issued by any of JPMorgan Chase Bank, N.A., Citibank, N.A., Bank of America, N.A., BNP Paribas and Mizuho Bank, Ltd. shall not exceed $30,000,000, in each case without its consent.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), any Borrower or any Additional Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by such Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (not later than three Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit shall be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower or such Additional Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit such Borrower or such Additional Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Dollar Equivalent of the LC Exposure at such time shall not exceed $150,000,000, (ii) the aggregate face amount of outstanding Letters of Credit issued by each of JPMorgan Chase Bank, N.A., Citibank, N.A., Bank of America, N.A., BNP Paribas and Mizuho Bank, Ltd. shall not exceed respective amounts set forth in the last sentence of Section 2.18(a) and (iii) the sum of the Dollar Equivalent of the aggregate outstanding principal amount of the Loans plus the Dollar Equivalent of the LC Exposure, in each case at such time shall not exceed the total Commitments. No Issuing Bank shall issue, amend, renew or extend a Letter of Credit if notice has been given to such Issuing Bank by the Administrative Agent or the Required Banks that a Default or Event of Default has occurred and is continuing. The Issuing Banks shall provide to the Administrative Agent and, in turn, the Administrative Agent shall provide to the Banks a monthly update, in accordance with customary practices, of total LC Exposures, it being understood that the obligations of the Banks shall not be subject to the receipt of such update. Notwithstanding anything herein to the contrary, Mizuho Bank, Ltd. shall not be required to issue Letters of Credit in any currency other than Dollars, Euros and Sterling, unless Mizuho Bank, Ltd. shall otherwise consent thereto.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the earlier of (i) one year after the date of issuance and (ii) the close of business on the date that is five Business Days prior to the Termination Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Banks, the Issuing Bank that is the issuer of such Letter of Credit hereby grants to each Bank, and each Bank hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Bank’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Bank hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Bank’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by such Issuing Bank and not reimbursed by any Borrower or any Additional Borrower, as applicable, on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to any Borrower or any Additional Borrower for any reason. Each Bank acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, a Borrower or any Additional Borrower, as applicable, shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement in Dollars or (subject to the immediately succeeding sentence) the applicable Foreign Currency, not later than 12:00 noon (New York City time) on the Business Day immediately following the Business Day that such LC Disbursement is made (the “Disbursement Date”), if such Borrower or such Additional Borrower shall have received notice of such LC Disbursement prior to 3:00 P.M. (New York City time) on the Disbursement Date, or, if such notice has not been received by such Borrower or such Additional Borrower prior to such time on such date, then not later than 12:00 noon (New York City time) on (i) the Business Day immediately following the Business Day that such Borrower or such Additional Borrower, as applicable, receives such notice, if such notice is received prior to 3:00 P.M. (New York City time) on the day of receipt, or (ii) within two Business Days immediately following the day that such Borrower or such Additional Borrower receives such notice, if such notice is not received prior to 3:00 P.M. (New York City time) on the day of receipt; provided that, if such LC Disbursement is not less than $10,000,000 (or the equivalent amount in a Foreign Currency), such Borrower or such Additional Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 or 2.3 that such payment be financed with a Base Rate Loan, Term Benchmark Loan or Money Market Loan in an equivalent amount and, to the extent so financed, such Borrower’s or such Additional Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan, Term Benchmark Loan or Money Market Loan. If any Borrower or any Additional Borrower fails to make such payment when due, (i) if such payment relates to a Letter of Credit denominated in a Foreign Currency, automatically and with no further action required, such Borrower’s or such Additional Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall notify each Bank of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to a Letter of Credit denominated in a Foreign Currency) and the payment then due from any Borrower or any Additional Borrower in respect thereof and such Bank’s Applicable Percentage thereof. Promptly following receipt of such notice, each Bank shall pay to the Administrative Agent in Dollars its Applicable Percentage of the payment then due from any Borrower or any Additional Borrower (determined as provided in clause (i) of the immediately preceding sentence, if such payment relates to a Letter of Credit denominated in a Foreign Currency), in the same manner as provided in Section 2.4 with respect to Loans made by such Bank (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Banks), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in Dollars the amounts so received by it from the Banks. Promptly following receipt by the Administrative Agent of any payment from any Borrower or any Additional Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Banks have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Banks and such Issuing Bank as their interests may appear. Any payment made by a Bank pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Base Rate Loan, Term Benchmark Loan or Money Market Loan as contemplated above) shall not constitute a Loan and shall not relieve any Borrower or any Additional Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrowers’ or Additional Borrower’s, as applicable, obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s or any Additional Borrower’s obligations hereunder. None of the Administrative Agent, the Banks, the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower or any Additional Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by any Borrower and any Additional Borrower to the extent permitted by applicable law) suffered by any Borrower or any Additional Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined in a final, non-appealable judgment by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower or the applicable Additional Borrower, as the case may be, by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower or such Additional Borrower of its obligation to reimburse such Issuing Bank and the Banks with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless any Borrower or any Additional Borrower, as applicable, shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower or such Additional Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans pursuant to Section 2.7; provided that, if such Borrower or such Additional Borrower, as applicable, fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then the rate applicable to overdue Base Rate Loans pursuant to the last sentence of Section 2.7(a) shall apply; provided further that, in the case of any LC Disbursement made under a Letter of Credit denominated in a Foreign Currency, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the due date therefor, (A) be payable in the applicable Foreign Currency and (B) bear interest at the rate per annum then applicable to Term Benchmark Loans pursuant to Section 2.7 and (ii) in the case of any LC Disbursement that is reimbursed after the due date therefor, (A) be payable in Dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to Base Rate Loans, subject to the last sentence of Section 2.7(a). Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Bank pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Bank to the extent of such payment.

(i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that any Borrower or any Additional Borrower receives notice from the Administrative Agent or the Required Banks (or, if the maturity of the Loans has been accelerated, Banks with the Dollar Equivalent of LC Exposure representing greater than 51% of the Dollar Equivalent of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower or such Additional Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Banks, an amount in Dollars and in cash equal to the Dollar Equivalent of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the (i) portions of such amount attributable to undrawn Letters of Credit denominated in a Foreign Currency or LC Disbursements in a Foreign Currency that such Borrower or such Additional Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in Dollars, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to such Borrower or such Additional Borrower described in clause (f) or (g) of Section 6.1. For the purposes of this paragraph, the Dollar Equivalent of LC Exposure shall be calculated using the Exchange Rates on the date that notice demanding cash collateralization is delivered to the applicable Borrower or Additional Borrower. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of such Borrower or such Additional Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made in Permitted Investments at such Borrower’s or such Additional Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower or such Additional Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Banks with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of such Borrower or such Additional Borrower under this Agreement. If any Borrower or any Additional Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower or such Additional Borrower within three Business Days after all Events of Default have been cured or waived.

(j) Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 6.1, all amounts (i) that any Borrower or any Additional Borrower is at the time, or thereafter becomes, required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in a Foreign Currency (other than amounts in respect of which such Borrower or such Additional Borrower has deposited cash collateral pursuant to Section 2.18(i), if such cash collateral was deposited in the applicable Foreign Currency to the extent so deposited or applied), (ii) that the Banks are at the time, or thereafter become, required to pay to the Administrative Agent and the Administrative Agent is at the time, or thereafter becomes, required to distribute to the applicable Issuing Bank pursuant to Section 2.18(e) in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in a Foreign Currency and (iii) of each Bank’s participation in any Letter of Credit denominated in a Foreign Currency under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Bank in respect of the obligations described in this paragraph shall accrue and be payable in Dollars at the rates otherwise applicable hereunder.

SECTION 2.19. Interest Elections. (a) The pricing of the Loans comprising each Borrowing initially shall be as specified in the applicable Notice of Committed Borrowing or designated by Section 2.2 and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Notice of Committed Borrowing or designated by Section 2.2. Thereafter, the applicable Borrower or applicable Additional Borrower may elect to convert such Borrowing so that it is comprised of Loans with different pricing or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that such Borrower or such Additional Borrower (i) may not elect to convert any Borrowing denominated in a Foreign Currency to a Base Rate Borrowing, (ii) may not elect to convert any Borrowing denominated in Sterling to any type of Borrowing other than an RFR Borrowing, (iii) may not elect to convert any Borrowing denominated in Euro to any type of Borrowing other than a Term Benchmark Borrowing, (iv) may not elect to convert a Term SOFR Borrowing to a RFR Borrowing (except in accordance with Section 8.1(f)) and (v) may not change the currency of any Borrowing. The applicable Borrower or applicable Additional Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Banks holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower or applicable Additional Borrower shall notify the Administrative Agent of such election by telephone by the time that a Notice of Committed Borrowing would be required under Section 2.2 if such Borrower or such Additional Borrower were requesting a Borrowing comprised of Loans with the pricing resulting from such election to be made on the effective date of such election. Each such telephonic interest election request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written interest election request signed by the applicable Borrower or applicable Additional Borrower.

(c) Each telephonic and written interest election request shall specify the following information:

(i) the Borrowing to which such interest election request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such interest election request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such interest election request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower or applicable Additional Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an interest election request, the Administrative Agent shall advise each Bank of the details thereof and of such Bank’s portion of each resulting Borrowing.

(e) If any Borrower fails to deliver a timely interest election request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Term Benchmark Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and (except in the case of an Event of Default under Section 6.1(f) or Section 6.1(g)) the Administrative Agent, at the request of the Required Banks, so notifies the applicable Borrower or applicable Additional Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing denominated in Dollars shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing denominated in Euro shall, at the end of the Interest Period applicable thereto, be continued as a Term Benchmark Borrowing with an Interest Period of one month.

SECTION 2.20. Defaulting Banks. (a) Notwithstanding any provision of this Agreement to the contrary, if one or more Banks become Defaulting Banks, then, upon notice to such effect by the Administrative Agent (which notice shall be given promptly after the Administrative Agent becomes aware that any Bank shall have become a Defaulting Bank, including as a result of being advised thereof by any Issuing Bank or the Lead Borrower), the following provisions shall apply for so long as any such Bank is a Defaulting Bank:

(i) no commitment fee shall accrue on the unused amount of any Commitment of any Defaulting Bank pursuant to Section 2.8(a);

(ii) the Commitment and Revolving Exposure of each Defaulting Bank shall be disregarded in determining whether the requisite Banks shall have taken any action hereunder or under any other Loan Document (including any consent to any waiver, amendment or other modification pursuant to Section 9.5); provided that any waiver, amendment, or other modification that, disregarding the effect of this clause (ii), requires the consent of each Bank directly affected thereby pursuant to clause (a), (b) or (c) of Section 9.5 shall continue to require the consent of each Defaulting Bank directly affected thereby in accordance with the terms hereof; provided, further, that any waiver, amendment or other modification of this Section 2.20(a)(ii) or clause (a), (b) or (c) of Section 9.5 at any time that a Bank is a Defaulting Bank shall require the consent of such Defaulting Bank if such Defaulting Bank would be directly adversely affected thereby;

(iii) if any LC Exposure exists at the time any Bank becomes a Defaulting Bank (each Letter of Credit to which such LC Exposure is attributable being referred to as a “Reallocated Letter of Credit”), then:

(A) subject to clause (B) below, the participation of each Non-Defaulting Bank in each Reallocated Letter of Credit shall be adjusted to be determined under Section 2.18(d) on the basis of such Bank’s Adjusted Applicable Percentage (and all references in Section 2.18 to “Applicable Percentage” shall be deemed to be references to “Adjusted Applicable Percentage”);

(B) notwithstanding the foregoing:

(1) if any Bank that becomes a Defaulting Bank shall be an Issuing Bank or an Affiliate thereof, no adjustment shall be made pursuant to clause (A) above with respect to participations in any Letter of Credit issued by such Issuing Bank;

(2) if all the Defaulting Banks’ Applicable Percentage of the LC Exposure attributable to the Reallocated Letters of Credit (the “Defaulting Bank LC Exposure”) exceeds the unused portion of the Commitments of the Non-Defaulting Banks as of the time the adjustments are to be made pursuant to clause (A) above (such unused portion being referred to as the “Maximum Incremental Participation Amount”), then the incremental amount of participations acquired by the Non-Defaulting Banks under clause (A) above (the “Incremental LC Participations”) shall not exceed at any time the Maximum Incremental Participation Amount;

(3) adjustments under Section 2.20(a)(iii)(A) and (B) above shall only be made to the extent that, after giving effect to such adjustments, the Revolving Exposure of any Non-Defaulting Bank shall not exceed its Commitment; and

(4) no adjustment shall be made under Section 2.20(a)(iii)(A) or (B) above if, at the time such adjustment is made, an Event of Default has occurred and is continuing;

(C) if the Defaulting Bank LC Exposure exceeds the Maximum Incremental Participation Amount, then the applicable Borrower or applicable Additional Borrower shall, within five Business Days after receipt of written notice to that effect from the Administrative Agent, cash collateralize the Reallocated Letters of Credit (in a manner and under documentation reasonably satisfactory to the Administrative Agent) in an aggregate amount equal to the excess, if any, of the Defaulting Bank LC Exposure over the Maximum Incremental Participation Amount or, if agreed to by the applicable Issuing Bank, enter into other arrangements with respect to the Reallocated Letters of Credit on terms mutually agreed between such Issuing Bank and the applicable Borrower or applicable Additional Borrower;

(D) if any Reallocated Letter of Credit shall have been cash collateralized by the applicable Borrower or applicable Additional Borrower pursuant to clause (C) above, then (x) the applicable Borrower or applicable Additional Borrower shall not be required to pay any letter of credit participation fees pursuant to Section 2.8(b) with respect to the portion of such Reallocated Letter of Credit that is so cash collateralized and (y) to the extent any letter of credit participation fees are not required to be paid by reason of clause (x) above, the reduction in the amount of such fees shall be allocated to the Defaulting Banks;

(E) if an adjustment shall have been made pursuant to clause (A) above to the participations of the Non-Defaulting Banks in Reallocated Letters of Credit, then the letter of credit participation fees that would otherwise have been payable to the Banks that are Defaulting Banks pursuant to Section 2.8(b) with respect to the portion of such Reallocated Letters of Credit equal to the Incremental LC Participations therein shall instead accrue for the accounts of, and be payable to, the Banks that are Non-Defaulting Banks in accordance with their Adjusted Applicable Percentages;

(F) if the Defaulting Bank LC Exposure at any time shall exceed the sum of the Incremental LC Participations at such time and the portion of the Reallocated Letters of Credit cash collateralized at such time pursuant to clause (C) above, then, without prejudice to any rights or remedies of any Issuing Bank or any Non-Defaulting Bank hereunder, all letter of credit participation fees payable to the Banks that are Defaulting Banks under Section 2.8(b) with respect to the portion of the Defaulting Bank LC Exposure equal to such excess shall instead accrue for the account of, and be payable to, the applicable Issuing Bank that shall have issued the Reallocated Letters of Credit; and

(G) the Revolving Exposure of each Non-Defaulting Bank shall be determined after giving effect to the Incremental LC Participations acquired by such Bank under the foregoing clauses of this clause (iii);

(iv) in the event any Letter of Credit shall be issued or amended to increase the amount thereof, (A) the participations of the Non-Defaulting Banks therein shall be determined in the manner set forth in clause (iii)(A) above, as if such Letter of Credit shall have been a Reallocated Letter of Credit, and (B) letter of credit participation fees that would otherwise have been payable to the Banks that are Defaulting Banks pursuant to Section 2.8(b) in respect of any such Letter of Credit shall be subject to clause (iii)(E) above; provided, however, that, notwithstanding anything to the contrary set forth herein, no Issuing Bank shall be required to issue, extend, renew or increase the amount of any Letter of Credit unless it is satisfied that the Defaulting Banks’ Applicable Percentage of the LC Exposure attributable to such Letter of Credit will be entirely covered by participations therein of the Non-Defaulting Banks and/or cash collateral or other arrangements satisfactory to such Issuing Bank provided by the applicable Borrower or applicable Additional Borrower (in a manner and under documentation satisfactory to such Issuing Bank); and

(v) any amount payable to or for the account of any Defaulting Bank in its capacity as a Bank hereunder (whether on account of principal, interest, fees or otherwise, and including any amounts payable to such Defaulting Bank pursuant to Sections 2.10 and 2.11, but excluding any amounts payable to such Defaulting Bank pursuant to Sections 2.13, 2.15, 2.17, 8.3 and 9.3) shall, in lieu of being distributed to such Defaulting Bank, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, (A) be applied, at such time or times as may be determined by the Administrative Agent, (1) first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder, (2) second, to the payment of any amounts owing by such Defaulting Bank to each Issuing Bank in respect of such Defaulting Bank’s participations in Letters of Credit (and to the extent any such amounts shall have been paid by Non-Defaulting Banks as a result of adjustments pursuant to clause (iii) above, to reimburse such Non-Defaulting Banks for such amounts), (3) third, to cash collateralize participation obligations of such Defaulting Bank in respect of outstanding Letters of Credit (with the concurrent release of an equivalent amount any cash collateral or other collateral security, if any, provided by the applicable Borrower pursuant to this Section) and (4) fourth, to the funding of such Defaulting Bank’s Applicable Percentage of any Borrowing in respect of which such Defaulting Bank shall have failed to fund such share as required hereunder, (B) to the extent not applied as aforesaid, be held, if so determined by the Administrative Agent, as cash collateral for funding obligations of such Defaulting Bank in respect of future Loans hereunder, (C) to the extent not applied or held as aforesaid, be applied, pro rata, to the payment of any amounts owing to any Borrower or the Non-Defaulting Banks as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Non-Defaulting Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations hereunder and (D) to the extent not applied or held as aforesaid, be distributed to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction.

(b) In the event the Administrative Agent, the Issuing Banks and the Borrowers shall have agreed that a Bank that is a Defaulting Bank has adequately remedied all matters that caused such Bank to become a Defaulting Bank, then (i) such Bank shall cease to be a Defaulting Bank for all purposes hereof, (ii) the obligations of the Banks to purchase participations in Letters of Credit under Section 2.18(d) shall be readjusted to be determined on the basis of such Banks’ Applicable Percentages and (iii) such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine to be necessary in order for the Loans to be held by the Banks in accordance with their Applicable Percentages.

(c) No Commitment of any Bank shall be increased or otherwise affected and, except as otherwise expressly provided in this Section, performance by any Borrower and any Additional Borrower of its Obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section. The rights and remedies against a Defaulting Bank under this Section are in addition to other rights and remedies that any Borrower, any Additional Borrower, the Administrative Agent, the Issuing Banks or any Non-Defaulting Bank may have against such Defaulting Bank (and, for the avoidance of doubt, each Non-Defaulting Bank shall have a claim against any Defaulting Bank for any losses it may suffer as a result of the operation of this Section).

SECTION 2.21. Payments Generally. (a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(b) If any Bank shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), until all such unsatisfied obligations have been discharged, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Bank to satisfy such Bank’s obligations in respect of such payment or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Bank pursuant to Sections 2.4(b), 2.4(c), 2.12(b), 2.18(d) and 2.18(e), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.22. Extension of Termination Date. (a) On no more than two occasions, the Borrowers may, by delivery of a Termination Date Extension Request to the Administrative Agent (which shall promptly deliver a copy thereof to each Bank) not more than 90 days but not less than 30 days prior to each of April 25, 2026, and April 25, 2027, request that the Banks extend the then-existing Termination Date (the “Existing Termination Date”) by not more than one additional year in accordance with this Section. Each Termination Date Extension Request shall specify the date to which the Termination Date is sought to be extended. In the event a Termination Date Extension Request shall have been delivered by the Borrowers, each Bank shall have the right to agree to the extension of the Existing Termination Date with regard to its entire Commitment on the terms and subject to the conditions set forth therein (each Bank agreeing to the Termination Date Extension Request being referred to herein as a “Consenting Bank” and each Bank not agreeing thereto being referred to herein as a “Declining Bank”), which right may be exercised by written notice thereof delivered to the Borrowers (with a copy to the Administrative Agent) not later than a day to be agreed upon by the Borrowers and the Administrative Agent following the date on which the Termination Date Extension Request shall have been delivered by the Borrowers (it being understood and agreed that any Bank that shall have failed to exercise such right as set forth above shall be deemed to be a Declining Bank). If a Consenting Bank shall have agreed to such Termination Date Extension Request in respect of Commitments held by them, then, subject to paragraph (c) of this Section, on the date specified in the Termination Date Extension Request as the effective date thereof (the “Extension Effective Date”), the Existing Termination Date of the applicable Commitments shall, as to the Consenting Banks, be extended to such date as shall be specified therein.

(b) Notwithstanding the foregoing, the Borrowers shall have the right, in accordance with the provisions of Sections 2.16(b) and 9.6, at any time prior to the Existing Termination Date, to replace a Declining Bank with a Bank or other financial institution that will agree to such Termination Date Extension Request, and any such replacement Bank shall for all purposes constitute a Consenting Bank in respect of the Commitment assigned to and assumed by it on and after the effective time of such replacement.

(c) If a Termination Date Extension Request has become effective hereunder:

(i) not later than the fifth Business Day prior to the Existing Termination Date, the Borrowers shall make prepayments of Loans and shall provide cash collateral in respect of Letters of Credit in the manner set forth in Section 2.18(i), such that, after giving effect to such prepayments and such provision of cash collateral, the Revolving Exposure as of such date will not exceed the aggregate Commitments of the Consenting Banks extended pursuant to this Section (and the Borrowers shall not be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Revolving Exposure would exceed the aggregate amount of the Commitments of such Commitments so extended);

(ii) on the Existing Termination Date, the Commitment of each Declining Bank shall, to the extent not assumed, assigned or transferred as provided in paragraph (b) of this Section, terminate, and the Borrowers shall repay all the Loans of each Declining Bank, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Bank hereunder, it being understood and agreed that, subject to satisfaction of the conditions set forth in Section 3.2, such repayments may be funded with the proceeds of new Borrowings made simultaneously with such repayments by the Consenting Banks, which such Borrowings shall be made ratably by the Consenting Banks in accordance with their extended Commitments; and

(iii) notwithstanding the foregoing, no Termination Date Extension Request shall become effective hereunder unless (A) the Consenting Banks hold a majority of the then outstanding Commitments and (B) on the Extension Effective Date, the conditions set forth in Section 3.2 shall be satisfied (with all references in such Section to a Borrowing being deemed to be references to such Termination Date Extension Request) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer, principal accounting officer, treasurer or controller of the Lead Borrower, or any other officer performing the duties that are customarily performed by a chief financial officer, principal accounting officer, treasurer or controller.

(d) Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of an Existing Termination Date in accordance with the express terms of this Section, or any amendment or modification of the terms and conditions of the Commitments of the Consenting Banks effected pursuant thereto, shall be deemed to (i) violate Section 2.21(a) or any other provision of this Agreement requiring the ratable reduction of Commitments or the ratable sharing of payments or (ii) require the consent of all Banks or all affected Banks under Section 9.5.

(e) The Borrowers, the Administrative Agent and the Consenting Banks may enter into an amendment to this Agreement to effect such modifications as may be necessary to reflect the terms of any Termination Date Extension Request that has become effective in accordance with the provisions of this Section.

SECTION 2.23. Sustainability Adjustments.

(a) No later than the fifth (5th) Business Day after the Lead Borrower provides a Pricing Certificate in respect of the most recently ended fiscal year (such day, the “Sustainability Pricing Adjustment Date”), (i) the Applicable Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate and (ii) the Commitment Fee Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in the Pricing Certificate. For purposes of the foregoing, (A) each of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall be determined based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment, as applicable, therein and (B) each change in the Applicable Rate and the Commitment Fee Rate resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 5.01(j)).

(b) For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any fiscal year. It is further understood and agreed that the Applicable Rate will never be reduced or increased by more than 0.05%, and the Commitment Fee Rate will never be reduced or increased by more than 0.01%, in each case pursuant to the Sustainability Rate Adjustment or the Sustainability Fee Adjustment, as applicable, during any fiscal year. For the avoidance of doubt, any adjustment to the Applicable Rate or the Commitment Fee Rate by reason of meeting one or both KPI Metrics in any year shall not be cumulative year-over-year.

(c) It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Lead Borrower within the period set forth in Section 5.01(j), the Sustainability Rate Adjustment will be a positive 0.05% and the Sustainability Fee Adjustment will be a positive 0.01%, in each case commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 5.01(j) and continuing until the Lead Borrower delivers a Pricing Certificate to the Administrative Agent.

(d) If (i)(A) the Lead Borrower, any Bank or any Issuing Bank becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Bank or any Issuing Bank, such Bank or Issuing Bank delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Bank, each Issuing Bank and the Lead Borrower), or (B) the Lead Borrower and the Banks agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate or the Commitment Fee Rate for any period, then the Lead Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Banks or the applicable Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Bank or any Issuing Bank), but in any event within 10 Business Days after the Lead Borrower has received such demand, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Lead Borrower becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate and the Commitment Fee Rate for any period, then, upon receipt by the Administrative Agent of notice from the Lead Borrower of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable.

It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided that if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate or the Commitment Fee Rate for any period, the Lead Borrower complies with the terms of this Section 2.23 with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower or Additional Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (i) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the applicable default rate specified in Section 2.7 prior to such a demand.

(e) Each party hereto hereby agrees that the Administrative Agent shall not have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Lead Borrower of any Sustainability Rate Adjustment or any Sustainability Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

ARTICLE III

CONDITIONS

SECTION 3.1. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by the Administrative Agent for the account of each Bank requesting a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;

(c) receipt by the Administrative Agent of a certificate of the chief financial officer, the treasurer, an assistant treasurer or appropriate directors (in the case of Trane Ireland and Trane Parent) of each of Trane Parent and each Borrower stating that the representations and warranties of each of Trane Parent and each Borrower set forth in Article IV hereof are true in all material respects as of the date of such certificate;

(d) receipt by the Administrative Agent of (i) an opinion of Evan M. Turtz as (x) Senior Vice President, General Counsel and Secretary of TTC LLC, (y) Senior Vice President, General Counsel and Secretary of Trane Global and (z) President and Secretary of Trane Holdco, in form and substance reasonably satisfactory to the Administrative Agent, (ii) an opinion of Arthur Cox, Irish counsel to Trane Parent, Trane Ireland and Trane Technologies Irish Holdings Unlimited Company, in form and substance reasonably satisfactory to the Administrative Agent and (iii) an opinion of Loyens & Loeff Luxembourg S.à r.l., Luxembourg counsel to Trane Technologies Lux International Holding Company S.à r.l., in form and substance reasonably satisfactory to the Administrative Agent;

(e) receipt by the Administrative Agent of a certificate of the secretary, assistant secretary or appropriate directors (in the case of Trane Ireland, Trane Irish Holdings and Trane Parent) or managers (in the case of Trane Technologies Lux International Holding Company S.à r.l.) of each Borrower and each Guarantor, dated as of the Effective Date, certifying (i) that attached thereto is a true and complete copy of each organizational document of such Borrower or such Guarantor certified (to the extent applicable) as of a recent date by the appropriate Governmental Authority, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers (in the case of Trane Technologies Lux International Holding Company S.à r.l.) of such Borrower or such Guarantor authorizing (A) the execution, delivery and performance of any Loan Documents to which such Borrower or such Guarantor is a party and (B) in the case of a Borrower, the Borrowings hereunder, and, in each case, that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) as to the incumbency and specimen signature of each officer or appropriate director (in the case of Trane Ireland, Trane Irish Holdings and Trane Parent) or manager (in the case of Trane Technologies Lux International Holding Company S.à r.l.) executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower or such Guarantor (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary or appropriate directors (in the case of Trane Ireland, Trane Irish Holdings and Trane Parent) or managers (in the case of Trane Technologies Lux International Holding Company S.à r.l.) executing the certificate in this clause (e)) and (iv) that there have been no changes in the certificate of incorporation or bylaws (or equivalent organizational document) of such Borrower or such Guarantor from the certificate of incorporation or bylaws (or equivalent organizational document) delivered pursuant to clause (i) above;

(f) receipt by the Administrative Agent of all fees and expenses payable to the Administrative Agent or any Bank on or prior to the Effective Date hereunder and under the Fee Letters, including reimbursement or payment of all reasonable out-of-pocket expenses (including the expenses of counsel) required to be reimbursed or paid by the Borrowers hereunder, in each case to the extent invoiced at least two Business Days prior to the Effective Date;

(g) (i) receipt by the Administrative Agent at least three Business Days prior to the Effective Date of all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested at least 10 Business Days prior to the Effective Date, and (ii) to the extent that any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt, at least five days prior to the Effective Date, by each Bank that has requested, in a written notice to the Borrowers at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower, of each requested Beneficial Ownership Certification; and

(h) termination of commitments under, and repayment of any amounts outstanding under, the 2018 5-Year Existing Credit Agreement. Each Bank party hereto that is also a “Bank” under the 2018 5-Year Existing Credit Agreement hereby waives the requirement for advance notice of termination of “Commitments” under the 2018 5-Year Existing Credit Agreement and prepayment of any “Loans” outstanding thereunder; provided such notice of termination and prepayment is delivered on the Effective Date of this Agreement;

The Administrative Agent shall promptly notify the Borrowers and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit (as applicable) is subject to the satisfaction of the following conditions:

(a) in the case of any Borrowing, receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

(b) immediately after such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, the Dollar Equivalent of the aggregate outstanding principal amount of the Loans plus the Dollar Equivalent of the LC Exposure will not exceed the aggregate amount of the Commitments;

(c) in the case of a Borrowing, other than a Refunding Borrowing, or an issuance, amendment, renewal or extension of a Letter of Credit:

(i) immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing;

(ii) immediately before and after such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, no event or condition shall have occurred and be continuing which permits any holder of any Material Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof; and

(iii) except to the extent any representation or warranty expressly relates only to an earlier date, the fact that the representations and warranties of Trane Parent and each Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.4(b), 4.5, 4.7 and 4.11(b)) shall be true in all material respects on and as of the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit; and

(d) on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, none of the Borrowers nor Trane Parent shall be in arrears on payments of principal under, or in arrears for more than five days on payments of interest due under, the 2021 5-Year Existing Credit Agreement.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit hereunder shall be deemed to be a representation and warranty by each Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (b) of this Section and each Borrowing, other than a Refunding Borrowing, and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to be a representation and warranty by each Borrower and each Additional Borrower on the date of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit as to the facts specified in clause (c) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of Trane Parent and each Borrower represents and warrants that:

SECTION 4.1. Corporate Existence and Power. Each Loan Party is a company duly organized, validly existing and in good standing (to the extent the concept of “good standing” exists under the laws of such jurisdiction) under the laws of the jurisdiction of its organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 4.2. Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Loan Party or of any judgment, injunction, order or decree binding upon such Loan Party or of any limitation on borrowing imposed by any agreement or other instrument binding upon such Loan Party.

SECTION 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of each Loan Party and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of each Borrower or applicable Additional Borrower, in each case enforceable in accordance with its respective terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 4.4. Financial Information; No Material Adverse Change. (a) The consolidated balance sheet of Trane Parent and its Consolidated Subsidiaries as of December 31, 2021, and the related consolidated statements of income, equity and cash flows for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in Trane Parent’s 2021 Form 10-K, fairly present, in conformity with GAAP, the consolidated financial position of Trane Parent and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b) Since December 31, 2021, there has been no material adverse change in the business, financial position or results of operations of Trane Parent and its Consolidated Subsidiaries, considered as a whole.

SECTION 4.5. Litigation. Except for the litigation disclosed under Part I, Item 3 and Note 21 under the heading “Commitments and Contingencies” in Trane Parent’s 2021 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of Trane Parent or any Borrower threatened against or affecting Trane Parent, the Borrowers or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business, consolidated financial position or consolidated results of operations of Trane Parent and its Consolidated Subsidiaries, taken as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

SECTION 4.6. Compliance with ERISA. Except where the liability that could reasonably be expected to be incurred would be in an amount that would not have a Material Adverse Effect: (a) within the preceding five years, each member of the ERISA Group as in effect immediately prior to the date hereof has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan; and (b) no member of the ERISA Group as in effect immediately prior to the date hereof has, within the preceding five years, (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or would reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, (iii) incurred any liability to the PBGC under Title IV of ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA or contributions in the normal course), (iv) incurred any liability in connection with a Plan under Section 4201 of ERISA or (v) determined that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Internal Revenue Code).

SECTION 4.7. Environmental Matters. In the ordinary course of its business, Trane Parent conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Trane Parent and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown or any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Trane Parent has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

SECTION 4.8. Taxes. Trane Parent, the Borrowers and their respective Subsidiaries have filed all material United States federal, Luxembourg and Ireland income tax returns, as applicable, and all other material tax returns which are required to be filed by them and have paid all taxes shown to be due pursuant to such returns or pursuant to any material assessment received by Trane Parent, any Borrower or any Subsidiary, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith by Trane Parent, such Borrower or such Subsidiary as of the date this representation is made. The charges, accruals and reserves on the books of each of Trane Parent, each Borrower and their respective Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Trane Parent and each Borrower, adequate in all material respects.

SECTION 4.9. Subsidiaries. The Borrowers’ and Trane Parent’s Material Subsidiaries are legal entities duly incorporated or otherwise formed, validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent the concept of “good standing” exists under the laws of such jurisdiction), and have all organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted.

SECTION 4.10. Not an Investment Company. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 4.11. Full Disclosure. (a) All information (including, for the avoidance of doubt, any KPI Metrics Report) heretofore furnished by Trane Parent or any Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and any such information hereafter furnished by Trane Parent or any Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified.

(b) Trane Parent and each Borrower have disclosed to the Banks in writing (such disclosure to be deemed to include any disclosure in any public filings with the Securities and Exchange Commission by Trane Parent) any and all facts that materially and adversely affect or may affect (to the extent Trane Parent or any Borrower can now reasonably foresee), the business, operations or financial condition of Trane Parent and its Consolidated Subsidiaries, taken as a whole, or the ability of the Loan Parties to perform their obligations under this Agreement.

(c) As of the Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Bank in connection with this Agreement is true and correct in all respects.

SECTION 4.12. Regulations T, U and X. No part of the proceeds of any Loan will be used for any purpose that entails a violation of the provisions of Regulation T, Regulation U and Regulation X.

SECTION 4.13. Anti-Terrorism Laws; Anti-Corruption Laws. (a) To the extent applicable, Trane Parent, each Borrower and the Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Patriot Act. No part of the proceeds of the Loans or the Letters of Credit will be used by Trane Parent, any Borrower or any of the Subsidiaries, for the purpose of funding or financing any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) None of Trane Parent, any Borrower or any Subsidiary nor, to the knowledge of Trane Parent or any Borrower, any director, officer, agent, employee or Affiliate of Trane Parent, any Borrower or any Subsidiary, (i) is a Blocked Person or (ii) is subject to any sanctions administered by the OFAC, the U.S. Department of State, the United Nations Security Council, the European Union (or any of its current or former member states) or Her Majesty’s Treasury of the United Kingdom; and none of Trane Parent, any Borrower or any Subsidiary will use the proceeds of the Loans or the Letters of Credit for the purpose of financing the activities of any person that, at the time of such financing, is the subject of any sanctions administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union (or any of its current or former member states) or Her Majesty’s Treasury of the United Kingdom.

ARTICLE V

COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or shall have been cash collateralized or other arrangements shall have been made, in each case, acceptable to the Issuing Bank(s) that have issued such outstanding Letters of Credit) and all LC Disbursements shall have been reimbursed, each of Trane Parent and each Borrower agrees that:

SECTION 5.1. Information. Trane Parent will deliver to each of the Banks (via any method reasonably acceptable to the Administrative Agent, including via IntraLinks/IntraAgency, SyndTrak, Fixed Income Direct or another relevant website or substantially similar electronic transmission information platform reasonably acceptable to the Administrative Agent, it being understood that the following constitute delivery hereunder: (i) posting on any such electronic transmission information platform and (ii) only with respect to information found in Forms 10-K, 10-Q or 8-K (or their equivalents) or in proxy statements, the filing of registration statements and reports on such forms or filing of proxy statements, as the case may be, with the Securities and Exchange Commission):

(a) as soon as available and in any event within 90 days after the end of each fiscal year of Trane Parent, a consolidated balance sheet of Trane Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Trane Parent, a consolidated balance sheet of Trane Parent and its Consolidated Subsidiaries as of the end of such quarter and as of the end of the preceding fiscal year, the condensed consolidated statements of income for such quarter, for the portion of Trane Parent’s fiscal year ended at the end of such quarter and for the corresponding portion of Trane Parent’s previous fiscal year and condensed consolidated statements of cash flows for such fiscal quarter, for the portion of Trane Parent’s fiscal year ended at the end of such quarter and for the corresponding portion of Trane Parent’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the treasurer of Trane Parent;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the treasurer of Trane Parent (i) setting forth in reasonable detail the calculations required to establish whether Trane Parent was in compliance with the requirements of Sections 5.5 and 5.6 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which Trane Parent is taking or proposes to take with respect thereto;

(d) within five Business Days after the chief financial officer, chief accounting officer, treasurer or chief legal officer of Trane Parent or any Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the treasurer of Trane Parent or such Borrower setting forth the details thereof and the actions that Trane Parent or the Borrowers are taking or propose to take with respect thereto;

(e) promptly upon the mailing thereof to the shareholders of Trane Parent generally, copies of all financial statements, reports and proxy statements so mailed;

(f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Trane Parent shall have filed with the Securities and Exchange Commission; provided that, unless the Administrative Agent notifies Trane Parent in writing to the contrary, satisfaction of the provisions of this subsection (f) shall satisfy as well the provisions of subsections (a) and (b);

(g) if and when (i) any member of the ERISA Group gives or knows that it is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA, other than those events as to which the 30-day notice requirement has been waived by the PBGC) with respect to any Plan that might reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) Trane Parent receives in writing or obtains knowledge of any notice of the imposition on a member of the ERISA Group of complete or partial withdrawal liability under Title IV of ERISA which, together with any other such liability incurred since the date hereof, exceeds in the aggregate $200,000,000 or notice that any Multiemployer Plan is insolvent, is in endangered or critical status or has been terminated, a copy of such notice; (iii) Trane Parent receives in writing or obtains knowledge of any notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA, or contributions in the normal course or in connection with a standard termination) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) any member of the ERISA Group applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, a copy of such application; (v) any member of the ERISA Group gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) any member of the ERISA Group gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) any member of the ERISA Group fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, which in any event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, but only if with respect to the foregoing subsections (i)-(vii), the liability, individually or in the aggregate with all other events in subsections (i)-(vii), could reasonably be expected to result in a Material Adverse Effect, a certificate of the chief financial officer or the treasurer of Trane Parent setting forth details as to such occurrence and action, if any, which Trane Parent or the applicable member of the ERISA Group is required or proposes to take;

(h) immediately after the chief financial officer or the treasurer of Trane Global or Trane Parent obtains knowledge of a change or a proposed change in the Rating of Trane Global’s outstanding senior unsecured long-term debt securities by Moody’s or S&P, a certificate of the chief financial officer or the treasurer setting forth the details thereof;

(i) from time to time (i) such additional information regarding the financial position or business of Trane Parent, the Borrowers and their respective Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request; provided that, with respect to any such additional, non-public information, each Agent and each Bank shall comply with the confidentiality provisions set forth in Section 9.10, and (ii) information and documentation reasonably requested by the Administrative Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; and

(j) at the election of Trane Parent, within 180 days following the end of each fiscal year of Trane Parent (commencing with the fiscal year ending December 31, 2022), a Pricing Certificate for the most recently-ended fiscal year; provided that, for the avoidance of doubt, for any fiscal year the Lead Borrower may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 180-day period shall result in the Sustainability Rate Adjustment being applied as set forth in Section 2.23(c)).

SECTION 5.2. Maintenance of Property; Insurance. (a) Each of Trane Parent and each Borrower will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, unless the failure to do so would not have a Material Adverse Effect.

(b) Each of Trane Parent and each Borrower will maintain, and will cause each Material Subsidiary to maintain (either in the name of Trane Parent, a Borrower or in such Material Subsidiary’s own name), with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

SECTION 5.3. Conduct of Business and Maintenance of Existence. Each of Trane Parent and each Borrower will continue, and will cause each Material Subsidiary to continue, to engage in business of the same general type as now conducted by Trane Parent, each Borrower and such Material Subsidiary, and will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective organizational existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.3 shall prohibit (i) the merger of any Material Subsidiary into any Borrower or Trane Parent or the merger or consolidation of any Material Subsidiary with or into another Person, if the Person surviving such consolidation or merger is a Material Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the organizational existence of any Material Subsidiary if the applicable Borrower or Trane Parent in good faith determines that such termination is in the best interest of such Borrower or Trane Parent, as the case may be, and is not materially disadvantageous to the Banks or (iii) any transaction with respect to a Borrower or Trane Parent that is expressly permitted by Section 5.7.

SECTION 5.4. Compliance with Laws. Each of Trane Parent and each Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and (ii) where the failure so to comply would not have a Material Adverse Effect.

SECTION 5.5. Debt. Consolidated Debt will at no time exceed 65% of the sum of Consolidated Debt plus Consolidated Net Worth. For purposes of this Section, any preferred stock, except for auction-rate preferred stock the higher of the voluntary or involuntary liquidation value of which does not in the aggregate exceed $100,000,000, of a Consolidated Subsidiary held by a Person other than Trane Parent, a Borrower or a wholly-owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in “Consolidated Debt”.

SECTION 5.6. Negative Pledge. (a) None of Trane Parent or any Borrower will, nor will it permit any Restricted Subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on any Principal Property of any Borrower, Trane Parent or any Restricted Subsidiary or on any shares or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the Loans and the Obligations of the Loan Parties hereunder and under the Notes (together, if any Borrower or Trane Parent shall so determine, with any other indebtedness then or thereafter existing created, assumed or guaranteed by such Borrower, Trane Parent or such Restricted Subsidiary ranking equally with the Loans and the Obligations of the Loan Parties hereunder and under the Notes) shall be secured equally and ratably with such indebtedness, excluding, however, from the foregoing any indebtedness secured by a Mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any Mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness):

(i) on property, shares or indebtedness of any entity which Mortgage exists at the time such entity becomes a Restricted Subsidiary; or

(ii) on property existing at the time of acquisition thereof by a Borrower, Trane Parent or a Restricted Subsidiary, or securing any indebtedness incurred by a Borrower, Trane Parent or a Restricted Subsidiary prior to, at the time of or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by a Borrower, Trane Parent or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located; or

(iii) on property, shares or indebtedness of an entity, which Mortgage exists at the time such entity is merged into or consolidated with any Borrower, Trane Parent or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to any Borrower, Trane Parent or a Restricted Subsidiary; or

(iv) on property of a Restricted Subsidiary to secure indebtedness of such Restricted Subsidiary to any Borrower, Trane Parent or another Restricted Subsidiary; or

(v) on property of any Borrower, Trane Parent or a Restricted Subsidiary in favor of the United States of America or any State thereof or the District of Columbia, the Grand Duchy of Luxembourg or the jurisdiction of organization of Trane Parent, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the District of Columbia, the Grand Duchy of Luxembourg or the jurisdiction of organization of Trane Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgage; or

(vi) on property, which Mortgage exists at the date of this Agreement; or

(vii) with the prior written approval of the Required Banks;

provided, however, that any Mortgage permitted by any of the foregoing clauses (i), (ii), (iii) and (v) of this Section 5.6 shall not extend to or cover any property of any Borrower, Trane Parent or such Restricted Subsidiary, as the case may be, other than the property specified in such clauses and improvements thereto.

(b) Notwithstanding the provisions of subsection (a) of this Section 5.6, any Borrower, Trane Parent or any Restricted Subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in subsection (a) in an aggregate amount that, together with all other such indebtedness for money borrowed by the Borrowers, Trane Parent and the Restricted Subsidiaries and the Attributable Debt in respect of Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 5.6(d)(ii)), does not at the time of such creation, assumption or guaranteeing exceed 7.5% of Consolidated Net Worth; provided that obligations in respect of operating leases or receivables securitization facilities that are not required to be set forth on a balance sheet based on GAAP as in effect on the date hereof but, as a result of a change in GAAP after the date hereof, are required to be set forth on a balance sheet shall not constitute Consolidated Debt by reason of such change.

(c) Notwithstanding the foregoing provisions of this Section 5.6, no Borrower will permit any Subsidiaries (other than a Restricted Subsidiary) to which after the date hereof a Borrower, Trane Parent or a Restricted Subsidiary has transferred any assets to create, assume or guarantee any indebtedness for money borrowed secured by a Mortgage on such assets unless such assets could have been so secured in accordance with the provisions of this Agreement by such Borrower, Trane Parent or such Restricted Subsidiary making such transfer.

(d) Neither Trane Parent nor any Borrower will, nor will it permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction, unless (i) Trane Parent, such Borrower or such Restricted Subsidiary, as applicable, would be entitled, pursuant to the foregoing subsections of this Section 5.6, to incur indebtedness secured by a Mortgage on such Principal Property without equally and ratably securing the Loans and the other Obligations of the Loan Parties hereunder and under the Notes or (ii) Trane Parent or such Borrower shall (and in any case each of Trane Parent and each Borrower covenants that it will) apply an amount equal to the fair value (as determined by its board of directors) of such Principal Property so leased to the retirement, within 180 days of the effective date of any such Sale and Leaseback Transaction, of indebtedness of Trane Parent or such Borrower for money borrowed, which by its terms matures at, or may be extended or renewed at the option of Trane Parent or such Borrower to, a date more than 12 months after the date of the creation of such indebtedness.

SECTION 5.7. Consolidations, Mergers and Sales of Assets. Neither Trane Parent nor the Lead Borrower will (a) consolidate, amalgamate or merge with or into any other Person, unless (i) the company surviving such consolidation, amalgamation or merger is either Trane Parent or any direct or indirect wholly-owned Subsidiary of Trane Parent and (ii) immediately after giving effect to such consolidation, amalgamation or merger, no Default shall have occurred and be continuing or (b) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person, unless (i) the applicable purchaser, lessee or transferee is either Trane Parent or any direct or indirect wholly-owned Subsidiary of Trane Parent (including, without limitation, through a liquidation, dissolution, liquidating distribution or equivalent transaction under the laws of the applicable jurisdiction), (ii) immediately after giving effect to such transfer, no Default shall have occurred and be continuing and (iii) except in the case of any such transaction involving the sale of all or substantially all of the assets of the Lead Borrower (which transactions shall be subject to the last sentence of this Section 5.7), such purchaser, lessee or transferee explicitly agrees to be bound by the terms of Section 5.6 and this Section 5.7 as if it were the Lead Borrower. Notwithstanding the foregoing, in the case of any transaction permitted by this Section 5.7 whereby the Lead Borrower is not the surviving company of a merger, amalgamation or consolidation (in the case of a transaction permitted by clause (a) of this Section 5.7) or is the transferor (in the case of a transaction permitted by clause (b) of this Section 5.7), then the entity that is the surviving company or the transferee, as the case may be, shall (x) affirmatively agree, in a writing satisfactory to the Administrative Agent, to be bound by the terms of this Agreement and assume the obligations hereunder of the Lead Borrower (and shall thereafter be deemed to be the Lead Borrower for purposes of this Agreement) and (y) be organized and exist under the law of Ireland, the Grand Duchy of Luxembourg, the Netherlands, the United States of America (or any State thereof or the District of Columbia) or any other jurisdiction that is reasonably satisfactory to the Administrative Agent; provided that, with respect to the Grand Duchy of Luxembourg, the Netherlands or any such other jurisdiction, (i) the Administrative Agent (who shall promptly notify each Bank) shall have received reasonable advance notice (which, in any event, shall be at least 20 Business Days prior to the proposed effective date of such change in the jurisdiction of organization) from the Lead Borrower of the proposed merger, amalgamation, consolidation or transfer and the resulting change in the jurisdiction of organization of the Lead Borrower to such other jurisdiction, (ii) neither the Administrative Agent nor the Lead Borrower shall have been notified by any Bank that it and its Affiliates are prohibited from extending credit or lending to a Person in such other jurisdiction and (iii) without limiting the applicability of Article VIII, the Lead Borrower shall have agreed, in writing in form and substance reasonably satisfactory to the Administrative Agent, to indemnify each Bank, within 30 days after delivery by such Bank of a written demand listing the amounts to be indemnified, together with calculations in reasonable detail supporting such amounts, for (A) the increased cost of making or maintaining any Loan or other extension of credit hereunder to such Person and (B) the reduction, as deemed material by such Bank, of any sum received or receivable by such Bank (or its Applicable Lending Office), in each case, by reason of the fact that such Person is organized under the laws of such other jurisdiction; provided further that, other than increased costs or reductions in amounts receivable required by applicable law or regulation in existence at the time the Lead Borrower’s jurisdiction of organization changes which are notified to the Lead Borrower at least 10 Business Days prior to the proposed effective date of such change in the jurisdiction of organization, no such compensation may be claimed in respect of any Loan or other extension of credit hereunder for any period prior to the date 60 days before the date of notice by such Bank to the Lead Borrower of its intention to make claims therefor.

SECTION 5.8. Use of Proceeds. The proceeds of the Loans made and Letters of Credit issued under this Agreement will be used by any Borrower and any Additional Borrower (a) for working capital purposes of Trane Parent, any Borrower and their respective Subsidiaries, (b) to support the commercial paper programs of any Borrower and any Additional Borrowers, (c) for other general corporate purposes of Trane Parent, any Borrower and their respective Subsidiaries and (d) to repay any amounts outstanding under the 2018 5-Year Existing Credit Agreement.

SECTION 5.9. Other Cross Defaults or Negative Pledges. None of the Borrowers or Trane Parent shall incur any Material Debt the terms of which include a Cross Default or which include a negative pledge provision more favorable to the holder of such Material Debt (or more restrictive of the actions of the Borrowers or Trane Parent) than the provisions of Section 5.6 hereof unless, prior to or contemporaneously with such incurrence, Trane Parent and the applicable Borrower shall have entered into an amendment to this Agreement, to which the Required Banks shall not unreasonably withhold their consent, providing a Cross Default or negative pledge provision, as the case may be, no less favorable to the Banks than the provisions of the Cross Default or negative pledge governing such other Debt.

ARTICLE VI

DEFAULTS

SECTION 6.1. Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

(a) any Borrower or any Additional Borrower shall fail to pay when due principal of any Loan, or shall fail to pay within five days of the due date thereof any interest, fees or other amount payable hereunder;

(b) Trane Parent or any Borrower (or, solely with respect to the failure to observe or perform the covenants contained in Sections 5.6 and 5.7, any Subsidiary that becomes bound by such covenant in accordance with the terms thereof) shall fail to observe or perform any covenant contained in Sections 5.5 to 5.9, inclusive;

(c) Trane Parent, any Borrower or any Additional Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 20 days after notice thereof has been given to Trane Parent, such Borrower or such Additional Borrower by the Administrative Agent at the request of any Bank;

(d) any representation, warranty, certification or statement made by Trane Parent, any Borrower or any Additional Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt;

(f) Trane Parent, any Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(g) an involuntary case or other proceeding shall be commenced against Trane Parent, any Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against Trane Parent, any Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

(h) any member of the ERISA Group at the time in question shall fail to pay when due an amount or amounts which such member shall have become liable to pay under Title IV of ERISA (other than for premiums under Section 4007 of ERISA); or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group at the time in question, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans that could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation; and, in the case of each of the foregoing events under this Section 6.1(h), individually or in the aggregate, the liability could reasonably be expected to result in a Material Adverse Effect;

(i) a final judgment or order for the payment of money in excess of $100,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged such coverage in writing) shall be rendered against Trane Parent, any Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed past due for a period of 30 days or for such longer period of time, not exceeding 90 days, during which, under applicable law, an appeal may be taken from such judgment or order without leave of the relevant court;

(j) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than pursuant to a transaction contemplated by the definition of “Subsequent Parent Company” whereby a Person shall become the Subsequent Parent Company, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the issued share capital of Trane Parent; or, during any period of 25 consecutive calendar months, the directors of Trane Parent on the date hereof (the “Current Board”), or such directors who are recommended or endorsed for election to the board of directors of Trane Parent by a majority of the Current Board or their successors so recommended or endorsed, shall cease to constitute a majority of the board of directors of Trane Parent; or Trane Parent shall have ceased to own, directly or indirectly, 100% of the outstanding shares of common stock of any Borrower or any Additional Borrower;

(k) the guarantees of the Guarantors pursuant to Section 9.16 hereof shall cease to be effective or any Guarantor shall contest the validity of such guarantee in court;

then, and in every such event, the Administrative Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrowers declare the Loans hereunder (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and all Additional Borrowers; provided that in the case of any of the Events of Default specified in clause (f) or (g) above with respect to any Borrower or any Additional Borrower, without any notice to such Borrower or such Additional Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and all Additional Borrowers.

SECTION 6.2. Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.1. Appointment and Authorization. Each Bank and each Issuing Bank irrevocably appoints JPMorgan Chase Bank, N.A. and its successors to serve as administrative agent under the Loan Documents and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

SECTION 7.2. Administrative Agent and Affiliates. JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Bank or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMorgan Chase Bank, N.A. and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Trane Parent or the Borrowers or any Subsidiary or Affiliate of Trane Parent or the Borrowers as if it were not the Administrative Agent hereunder.

SECTION 7.3. Action by the Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

SECTION 7.4. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for Trane Parent, a Borrower or any of their respective Affiliates), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 7.5. Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks (or all the Banks, if applicable) or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of Trane Parent, any Borrower or any of their respective Affiliates; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment and on a several (and not joint) basis, indemnify the Administrative Agent (to the extent not reimbursed by Trane Parent or the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent’s bad faith, gross negligence, willful misconduct or material breach of its obligations under this Agreement, as determined in a final, non-appealable judgment by a court of competent jurisdiction) that the Administrative Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent hereunder in its capacity as the Administrative Agent.

SECTION 7.7. Credit Decision. Each Bank and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank or Issuing Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

SECTION 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 7.9. Acknowledgments of Banks and Issuing Banks. (a) Each Bank and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Bank or Issuing Bank, in each case in the ordinary course of business and is making the Loans hereunder as commercial loans in the ordinary course of its business and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Bank and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Sustainability Structuring Agent or any other Bank or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Bank, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Bank or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Bank and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Lead Arranger, any Syndication Agent, any Documentation Agent, any Sustainability Structuring Agent or any other Bank or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their respective Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Bank, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption Agreement in the form of Exhibit G or any other Loan Document pursuant to which it shall become a Bank hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Banks on the Effective Date.

(c) (i) Each Bank hereby agrees that (x) if the Administrative Agent notifies such Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Bank (whether or not known to such Bank), and demands the return of such Payment (or a portion thereof), such Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Bank under this Section 7.9(c) shall be conclusive, absent manifest error.

(ii) Each Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(iv) Each party’s obligations under this 7.9(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 7.10. Administrative Agent’s Fees. The Borrowers shall pay to the Administrative Agent, for their own account, fees in the amounts and at the times previously agreed upon between the Borrowers and the Administrative Agent.

SECTION 7.11. Joint Lead Arrangers, Syndication Agent, Documentation Agents and Sustainability Structuring Agents. The Syndication Agent, in its capacity as such, and each Joint Lead Arranger, Documentation Agent and Sustainability Structuring Agent, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement. Neither the Syndication Agent nor any Joint Lead Arranger, any Documentation Agent or any Sustainability Structuring Agent shall have or be deemed to have any fiduciary relationship to any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Syndication Agent or any Joint Lead Arranger, any Documentation Agent or any Sustainability Structuring Agent in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

SECTION 7.12. Certain ERISA Matters. Each Bank (a) represents and warrants, as of the date such Person became a Bank party hereto, and (b) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i) such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b) In addition, unless either (i) clause (i) in the immediately preceding paragraph (a) is true with respect to a Bank or (ii) a Bank has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE VIII

CHANGE IN CIRCUMSTANCES

SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. (a) Subject to paragraphs (b), (c), (d), (e) and (f) of this Section 8.1, if:

(i) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBO Rate or the EURIBO Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period, as applicable, or (B) at any time, the Administrative Agent determines that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency (each determination under this clause (i) shall be made in good faith and shall be conclusive absent manifest error); or

(ii) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Administrative Agent is advised by the Required Banks that the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBO Rate or the EURIBO Rate, as applicable, for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Banks of making or maintaining the Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the Administrative Agent is advised by the Required Banks that the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Banks of making or maintaining the Loans included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Term Benchmark Loans shall be suspended. Unless any Borrower or any Additional Borrower notifies the Administrative Agent at least two Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (A) if such Fixed Rate Borrowing is a Committed Borrowing denominated in Dollars, such Borrowing shall instead be made as a Base Rate Borrowing, (B) if such Fixed Rate Borrowing is a Money Market SOFR/EURIBOR/SONIA Borrowing denominated in Dollars, the Money Market SOFR/EURIBOR/SONIA Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day and (C) if such Fixed Rate Borrowing was to be denominated in a Foreign Currency, such Borrowing shall not be made.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and all subsequent Benchmark settings without any amendment to, or further action or consent of any party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at 5:00 P.M. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Banks without amendment to, further action or consent of any party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Banks comprising the Required Banks.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrowers and the Banks of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Bank (or group of Banks) pursuant to this Section 8.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 8.1.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Rate or EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Lead Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, any Borrower or Additional Borrower may revoke any request for a Borrowing of Term Benchmark Loans, RFR Loans or Money Market SOFR/EURIBOR/SONIA Loans, or conversion to or continuation of Term Benchmark Loans, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower or Additional Borrower will be deemed to have converted any request for a Borrowing of Fixed Rate Loans denominated in Dollars into a request for a Borrowing of, or conversion to, (i) RFR Loans denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (ii) Base Rate Loans if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request for a Borrowing of Fixed Rate Loans denominated in a Foreign Currency or an RFR Borrowing shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Borrowing of Fixed Rate Loans or RFR Borrowing is outstanding on the date of the Borrowers’ receipt of such notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Borrowing of Fixed Rate Loans or RFR Borrowing, then, until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 8.1, (1) if such Borrowing of Fixed Rate Loans is denominated in Dollars, then on the last day of the Interest Period applicable to such Borrowing (or the next succeeding Business Day if such day is not a Business Day), such Borrowing of Fixed Rate Loans shall be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) a Base Rate Borrowing denominated in Dollars if the Adjusted Daily Simple RFR for Dollar Borrowings in the subject of a Benchmark Transition Event, (2) if such Borrowing of Fixed Rate Loans is denominated in any Agreed Currency other than Dollars, then, on the last day of the Interest Period applicable to such Borrowing (or the next succeeding Business Day if such day is not a Business Day), such Borrowing of Fixed Rate Loans shall be converted to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the applicable CBR Margin, or (3) in the case of any RFR Borrowing, such Borrowing, unless repaid, shall convert, effective upon such notice, to a CBR Borrowing that bears interest at the Central Bank Rate for Sterling plus the applicable CBR Margin; provided, in the case of clauses (2) and (3) above, that if the Administrative Agent determines at any time (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency, then the Administrative Agent shall give notice thereof (which may be by telephone) to the Lead Borrower and the Banks as promptly as practicable, and, on the date of such determination (and whether or not a notice of such determination has already been given), the applicable affected Borrowing, unless repaid, shall automatically convert into a Borrowing denominated in Dollars, with the resulting Borrowing being in an aggregate principal amount equal to the Dollar Equivalent (for this purpose, determined using the Exchange Rate on the date of such determination) of the applicable affected Borrowing and initially being a Base Rate Borrowing.

SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Term Benchmark Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Term Benchmark Lending Office) to make, maintain or fund its Term Benchmark Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Lead Borrower, whereupon until such Bank notifies the Lead Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Term Benchmark Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Term Benchmark Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Term Benchmark Loans to maturity and shall so specify in such notice, the applicable Borrower or any Additional Borrower, as the case may be, shall immediately prepay in full the then outstanding principal amount of each such Term Benchmark Loan, together with accrued interest thereon. Concurrently with prepaying each such Term Benchmark Loan, such Borrower or such Additional Borrower, as the case may be, shall borrow a Base Rate Loan denominated in Dollars in an equal principal amount (or in an amount equal to the Dollar Equivalent of the principal amount, in the case of Foreign Currency Loans) from such Bank (on which interest and principal shall be payable contemporaneously with the related Term Benchmark Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

SECTION 8.3. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall:

(i) impose, modify or deem applicable any reserve (including any such requirement imposed by the Board or any similar Governmental Authority, but excluding with respect to any Term Benchmark Loan any such requirement included in an applicable Statutory Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office);

(ii) subject any Bank or any Issuing Bank to any Taxes (other than (A) Taxes on payments under this Agreement, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers or Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrowers or such Additional Borrower shall not be obligated to compensate such Bank for any increased cost or reduction incurred more than 60 days prior to the receipt by the Borrowers or such Additional Borrower of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (a) creates no right to demand payment of additional amounts in respect of laws, rules and regulations, as in effect and interpreted and administered on the date hereof. For purposes of clause (ii) of this Section 8.3(a), the term “Bank” includes the Administrative Agent.

(b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank’s obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy and liquidity) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Administrative Agent), the applicable Borrower or Additional Borrower, as the case may be, shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that such Borrower or such Additional Borrower shall not be obligated to compensate such Bank for any reduction incurred more than 60 days prior to the receipt by the such Borrower or such Additional Borrower from such Bank of the notice contemplated by subsection (c) below (except that, if the applicable event giving rise to such reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof). The Banks acknowledge and agree that the foregoing subsection (b) creates no right to demand payment of additional amounts in respect of laws, rules and regulations regarding capital adequacy as in effect and interpreted and administered on the date hereof.

(c) Each Bank will notify the Lead Borrower and the Administrative Agent within 90 days of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank; provided that if a Bank shall not have so notified the Lead Borrower within 90 days of such event, such Bank may not seek compensation for any period beginning prior to the date upon which the Lead Borrower is notified of such event. A certificate of any Bank claiming compensation under this Section and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

(d) Notwithstanding anything herein to the contrary, for purposes of paragraphs (a) and (b) of this Section 8.3, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case, pursuant to Basel III, shall be deemed to be a change in law, rule or regulation regardless of the date enacted, adopted, promulgated or issued; provided that a Bank may be compensated under paragraph (a) or (b) of this Section 8.3 for any change in law, rule or regulation described in this paragraph (d) only if such Bank requests compensation for increased costs associated with any such change in law, rule or regulation from similarly-situated borrowers under comparable credit facilities.

SECTION 8.4. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Term Benchmark Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Lead Borrower, by at least five Business Days’ prior notice to such Bank through the Administrative Agent, shall have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Lead Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as Term Benchmark Loans shall be made instead as Base Rate Loans denominated in Dollars (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

(b) after each of its Term Benchmark Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

SECTION 8.5. Substitution of Bank. If (i) the obligation of any Bank to make Term Benchmark Loans has been suspended pursuant to Section 8.2, (ii) any Bank has demanded compensation under Section 8.3, (iii) any Protesting Bank has given notice to the Lead Borrower in accordance with Section 2.16(b) hereof, (iv) any Borrower or any Additional Borrower is obligated to pay an additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.15 or (v) any Bank is a Defaulting Bank, in each case, the applicable Borrower or applicable Additional Borrower shall have the right, with the assistance of the Administrative Agent and at the sole expense of the applicable Borrower or the applicable Additional Borrower (except, in the case of clause (v), at the sole expense of the applicable Defaulting Bank), to seek a substitute bank or banks (which may be one or more of the Banks), mutually satisfactory to the applicable Borrower or applicable Additional Borrower and the Administrative Agent, to purchase the Loans and Notes (as applicable) and assume the Commitments of such Bank. The Borrowers shall give reasonable advance notice to the Bank to be so substituted; provided that the failure to give such notice shall not affect the rights of the Borrowers pursuant to this Section 8.5.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, electronic transmission or similar writing) and shall be given to such party:

(a) in the case of any Loan Party, c/o Trane Technologies Company LLC, 800-E Beaty Street, Davidson, NC 28036, Attention: General Counsel, facsimile number (704) 655-5573;

(b) in the case of the Administrative Agent, at JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, attention of Loan & Agency Services Group, at (302) 634-8712 or at Benjamin.outten@chase.com; provided that communications concerning withholding tax inquiries should be sent to agency.tax.reporting@jpmorgan.com and communications concerning compliance/financials/Intralinks should be sent to covenant.compliance@jpmchase.com;

(c) in the case of JPMorgan Chase Bank, N.A., in its capacity as an Issuing Bank, at JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610, attention of Standby LC Unit, at (800) 364-1969 or at GTS.Client.Services@jpmchase.com, with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC5 / 1st Floor, Newark, Delaware 19713, attention of Loan & Agency Services Group, at (302) 634-8712 or at Benjamin.outten@chase.com;

(d) in the case of any Bank, at its address, electronic mail address or facsimile number set forth in its Administrative Questionnaire; or

(e) in the case of any party, such other address, electronic mail address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers.

Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (except that, if not given during normal business hours for the recipient, shall be effective at the opening of business on the next Business Day for the recipient) and (ii) if given by any other means, when received. Notices, requests and other communications to be given to any Additional Borrower or any Guarantor shall be deemed given if such notice, request or other communication has been given to Trane Parent or the Borrowers, and any consent to be given by any Additional Borrower shall be deemed given if such consent has been given on behalf of such Additional Borrower by the Borrowers.

SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.3. Expenses; Indemnification; Limitation of Liabilities. (a) Expense Reimbursement. The Borrowers shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all fees, as described in the Fee Letters, in connection with the preparation of this Agreement and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. To the extent practicable, the Administrative Agent or the applicable Bank, as the case may be, shall give the Borrowers prior notice of the incurrence of any expenses described in this subsection (a); provided, however, that the failure to give such notice shall not affect the obligation of the Borrowers to pay such Administrative Agent or such Bank the amount or amounts due pursuant to subsection (a) with respect to such expenses.

(b) Indemnity. The Borrowers agree to indemnify and hold harmless each Agent and each Bank and the officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents and Affiliates of each Agent and each Bank (each, an “Indemnitee”) from and against any and all liabilities, losses, damages, costs, penalties paid to third parties and expenses of any kind, including the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto and whether or not such proceeding is brought by Trane Parent, the Borrowers or any third party) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own bad faith, gross negligence or willful misconduct or for its material breach of its obligations under this Agreement, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(c) Limitation of Liability. To the extent permitted by applicable law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, the Syndication Agent, any Documentation Agent, any Sustainability Structuring Agent, any Issuing Bank and any Bank, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this Section 9.3(c) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.3(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(d) Bank Reimbursement. Each Bank severally agrees to pay any amount required to be paid by any Borrower or Additional Borrower under paragraphs (a), (b) or (c) of this Section 9.3 to the Administrative Agent, each Issuing Bank and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers and the Additional Borrowers and without limiting the obligation of the Borrowers and the Additional Borrowers to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section 9.3 (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Bank shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s bad faith, gross negligence, willful misconduct or material breach of its obligations under this Agreement. The agreements in this Section 9.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Payments. All amounts due under this Section 9.3 shall be payable promptly after written demand thereof.

SECTION 9.4. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Committed Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Committed Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Committed Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Committed Loans made by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower or any Additional Borrower other than their indebtedness under the Committed Loans. Each Borrower and each Additional Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank acquiring a participation in a Loan pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower or such Additional Borrower in the amount of such participation.

SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Trane Parent, the Borrowers and the Required Banks (and, if the rights or duties of any Agent or any Issuing Bank are affected thereby, by such Agent or such Issuing Bank); provided that no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (a) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (e) change Sections 2.12(a) or 9.4 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Bank, (f) change Section 9.16(h), or (g) release any Guarantor under this Agreement, subject to the exceptions set forth in Section 9.16(h). For the purposes of this Section, any Loans assigned to the Borrowers pursuant to Section 9.16 shall not be considered outstanding.

SECTION 9.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower nor any Additional Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, and any such assignment or transfer without such consent shall be null and void.

(b) Any Bank may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the applicable Borrower or applicable Additional Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the applicable Borrower or applicable Additional Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under Section 2.15(d) with respect to any payments made by such Bank to its Participants. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of any Borrower and any Additional Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b) or (c) of Section 9.5 without the consent of the Participant. Subject to Section 9.6(f), each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII and Section 2.15 with respect to its participating interest; provided that no Participant shall be entitled to the benefit of Section 2.15 unless such Participant complies with Section 2.15(f) as if it were a Bank. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Borrower or any other Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that the Loans are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Bank may at any time assign to one or more banks or other financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrowers and any Additional Borrower, the applicable Issuing Bank and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld or delayed; provided that (i) the consent of any Borrower, any Additional Borrower, the Administrative Agent and the applicable Issuing Bank shall not be required if an Assignee is another Bank or an Affiliate of such transferor Bank and such Assignee delivers any forms, confirmations and certifications referenced in the last sentence of this Section 9.6(c) and (ii) the consent of any Borrower and any Additional Borrower shall not be required if an assignment is made during the existence of any Event of Default under Section 6.1(a), (f) or (g); provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; provided further that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent (but shall continue to be entitled to the benefits of Sections 2.15, 8.3 and 9.3), and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the applicable Borrower or applicable Additional Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the applicable Borrower or applicable Additional Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any taxes in accordance with Section 2.15. In addition, the applicable Borrower or applicable Additional Borrower is entitled to withhold consent to such assignment if the Assignee is unable to deliver any forms or confirmations required by Section 2.15(f), including, without limiting the generality of the foregoing, two duly completed copies of IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (or a successor form), as applicable, certifying that if payments under this Agreement and the Notes were paid to such Assignee by a U.S. Borrower, such Assignee would be entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States tax.

(d) Assignments shall be subject to the following additional conditions: (i) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the applicable Borrower or applicable Additional Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the applicable Borrower or applicable Additional Borrower shall be required if an Event of Default under Section 6.1(a), 6.1(f) or 6.1(g) has occurred and is continuing and (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement.

(e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and, if applicable, Note to a Federal Reserve Bank (or similar Governmental Authority having jurisdiction over such Bank). No such assignment shall release the transferor Bank from its obligations hereunder.

(f) No Assignee of any Bank’s rights shall be entitled to receive any greater payment under Section 2.15 or Section 8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the prior written consent of any Borrower and any Additional Borrower or by reason of the provisions of Section 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist. No Participant shall be entitled to receive any greater payment under Section 2.15, Section 8.3 or any other provision hereof than such Bank would have been entitled to receive with respect to such participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the applicable Borrower and any Additional Borrower.

(g) The Administrative Agent, on behalf of any Borrower and any Additional Borrower, shall maintain at the Administrative Agent’s Domestic Lending Office a copy of each Assignment and Assumption Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and any Borrower, any Additional Borrowers, the Administrative Agent and the Banks may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Bank (with respect to any entry relating to such Bank’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and the other Banks that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

SECTION 9.8. Governing Law; Submission to Jurisdiction; Process Agent.

This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Loan Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each Loan Party hereby irrevocably designates, appoints and empowers Trane Technologies Company LLC (the “Process Agent”), located at 800-E Beaty Street, Davidson, NC 28036, facsimile number: (704) 655-5573, in the case of any such proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any proceeding arising out of or in connection with this Agreement or any Note. Such service may be made (a) by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the applicable Loan Party in care of the Process Agent at the Process Agent’s above address, and each Loan Party hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf or (b) by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the applicable Loan Party at its address specified in Section 9.1, and each Loan Party irrevocably consents to the service of any and all process in any such proceeding.

SECTION 9.9. Counterparts; Integration; Execution. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, that without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any Liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.10. Confidentiality. Each Agent and each Bank shall hold all non-public information regarding Trane Parent, any Borrower and their respective Subsidiaries and their respective businesses identified as such by any Borrower and obtained by such Agent or such Bank pursuant to the requirements hereof in accordance with such Agent’s or such Bank’s customary procedures for handling confidential information of such nature, it being understood and agreed by Trane Parent and the Borrowers that, in any event, the Administrative Agent may disclose such information to the Banks and each Agent and each Bank may make (i) disclosures of such information to Affiliates of such Bank or Agent and to their respective agents and advisors, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to Trane Parent or the Borrowers or any of their Subsidiaries and their respective Obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section or other provisions at least as restrictive as this Section), (iii) disclosures to any rating agency when required by it; provided that, prior to any such disclosures, the relevant rating agency or agencies shall undertake in writing to preserve the confidentiality of any confidential information relating to Trane Parent or the Borrowers received by it from any of the Agents or any Bank, (iv) disclosures in connection with the exercise of any remedies hereunder or under any Note, (v) disclosures to the CUSIP Bureau or to similar organizations and (vi) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or other self-regulatory bodies or required by applicable laws, rules or regulations or pursuant to legal or judicial process; provided that, unless specifically prohibited by applicable law, rule, regulation or court order, each Bank and each Agent shall make reasonable efforts to notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition, routine disclosures to the National Association of Insurance Commissioners or other self-regulatory bodies or other routine examination of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Bank may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry and similar service providers to the Agents and the Banks in connection with the administration and management of this Agreement and any Note.

SECTION 9.11. No Fiduciary Duty. Each Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Loan Parties. Each Loan Party agrees that neither the Loan Documents nor any transactions contemplated by the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Banks and the Loan Parties, their stockholders or their Affiliates. Each Loan Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Banks, on the one hand, and the Loan Parties, on the other, (ii) in connection with any transactions contemplated by the Loan Documents and with the process leading to such transaction, each of the Banks is acting solely as a principal and not the agent or fiduciary of any Loan Party or its management, stockholders, creditors or any other Person, (iii) no Bank has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to any transactions contemplated by the Loan Documents or the process leading thereto (irrespective of whether any Bank or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (iv) each Loan Party has consulted its own legal and financial advisors to the extent such Loan Party deemed appropriate. Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgments with respect to any transactions contemplated by the Loan Documents and the process leading thereto. Each Loan Party agrees that it will not claim that any Bank has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with any transactions contemplated by the Loan Documents or the process leading thereto.

SECTION 9.12. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including the Borrowers and each Additional Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be determined as described in the definition of Exchange Rate in Section 1.1 hereof and in accordance with normal banking procedures in the relevant jurisdiction of the first currency and shall be calculated at approximately 10:00 A.M. (New York City time) or as close to such time as is reasonably practicable on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each Loan Party in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Loan Party agrees, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each Loan Party contained in this Section 9.12 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder. Furthermore, if the amount of the Agreement Currency purchased as described above is more than the sum originally due to the Applicable Creditor in the Agreement Currency, then such Applicable Creditor shall remit such excess to the applicable Loan Party.

SECTION 9.13. WAIVER OF JURY TRIAL. EACH LOAN PARTY, EACH AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.14. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.16. Guarantee Agreement. (a) In order to induce the Banks to extend credit to the Borrowers and the Additional Borrowers hereunder, (i) in the case of Trane Global, Trane Ireland and any Additional Borrower, the Lead Borrower hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of Trane Global, Trane Ireland and such Additional Borrower, (ii) in the case of the Lead Borrower and any Additional Borrower, each of Trane Global and Trane Ireland hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Lead Borrower and such Additional Borrower, (iii) in the case of Trane Global, Trane Ireland hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of the Trane Global, (iv) in the case of Trane Ireland, Trane Global hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of Trane Ireland and (v) in the case of each Borrower and any Additional Borrower, each Guarantor (other than such Borrower or Additional Borrower, as the case may be) hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the Obligations of each Borrower and any Additional Borrowers. The Guarantors further agree that the due and punctual payment of the Obligations of any Borrower and Additional Borrower, as applicable, may be extended or renewed, in whole or in part, without notice to or further assent from them, and that they will remain bound upon their guarantees hereunder notwithstanding any such extension or renewal of any Obligation. Notwithstanding the foregoing, the guarantee provided by Trane Parent pursuant to this Section 9.16 shall only apply to the extent that the parties whose obligations are guaranteed hereunder are subsidiaries of Trane Parent. For the purposes of the foregoing sentence, the term “subsidiary” shall have the meaning given to it in Section 7 of the Companies Act 2014 (as amended) (Ireland).

(b) The Guarantors waive presentment to, demand of payment from and protest to any Borrower or any Additional Borrower, as applicable, of any of the Obligations, and also waive notice of acceptance of their obligations and notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Bank to assert any claim or demand or to enforce any right or remedy against any Borrower or any Additional Borrower, as applicable, under the provisions of this Agreement, any Note, any Additional Borrower Agreement or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any Note, any Additional Borrower Agreement or any other agreement; (iv) the failure or delay of any Bank to exercise any right or remedy against any other guarantor of the Obligations; (v) the failure of any Bank to assert any claim or demand or to enforce any remedy under this Agreement, any Note or any other agreement or instrument; (vi) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (vii) any other act, omission or delay to do any other act which may or might otherwise operate as a discharge of any Guarantor as a matter of law or equity or which would impair or eliminate any right of any Guarantor to subrogation.

(c) The Guarantors further agree that their guarantees hereunder constitute promises of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waive any right to require that any resort be had by any Bank to any balance of any deposit account or credit on the books of any Bank in favor of any Borrower, any Additional Borrower or other Subsidiary or any other Person.

(d) The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

(e) The Guarantors further agree that their respective Obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Bank upon the bankruptcy or reorganization of any Borrower or any Additional Borrower or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Bank may have at law or in equity against any Guarantor by virtue hereof, upon the failure of a Borrower or any Additional Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the relevant Guarantor hereby promises to and shall, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Banks in cash an amount equal to the unpaid principal amount of such Obligation. The Guarantors further agree that if payment in respect of any Obligation shall be due in currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Bank, not consistent with the protection of its rights, then, at the election of such Bank and in reasonable consultation with the applicable Guarantor, such Guarantor shall make payments of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Bank against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

(g) Upon payment by a Guarantor of any Obligation of any Borrower or any Additional Borrower, each Bank shall, in a reasonable manner, assign to such Guarantor the amount of such Obligation owed to such Bank and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by such Guarantor, or make such disposition thereof as such Guarantor shall direct (all without recourse to any Bank and without any representation or warranty by any Bank). Upon payment by a Guarantor of any sums owed by a Borrower or an Additional Borrower as provided above, all rights of such Guarantor against such Borrower or such Additional Borrower arising as a result thereof by way of right of subrogation, through the assignment described herein or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower or such Additional Borrower to the Bank (it being understood that, after the discharge of all the Obligations due and payable from such Borrower or such Additional Borrower, such rights may be exercised by such Guarantor notwithstanding that such Borrower or such Additional Borrower may remain contingently liable for indemnity or other Obligations).

(h) The Banks agree that each Guarantor under this Agreement shall be automatically released from its obligations under this Section (i) upon termination of the Commitments and payment in full in cash of all Obligations, (ii) if the Lead Borrower requests the release of such Guarantor and such release is approved, authorized or ratified in writing (A) by each Bank, in the case of Trane Parent, and (B) by the Required Banks, in the case of any Guarantor other than Trane Parent; provided that, if, at the time such request for the release of any Guarantor (other than Trane Parent) is made, such Guarantor is a guarantor under any Public Debt, such release of such Guarantor must be approved, authorized or ratified in writing by each Bank or (iii) if the Lead Borrower requests the release of such Guarantor (A) because such Guarantor ceases to be required to guarantee the Obligations pursuant to the definition of “Guarantors” in Section 1.1 or (B) in connection with a transaction permitted by Section 5.3 pursuant to which such Guarantor is not the surviving entity; provided that the surviving entity assumes such Guarantor’s guarantee hereunder.

(i) In each case as specified in this Section, the Administrative Agent shall promptly (and each Bank irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to any Borrower and the relevant Guarantor such documents as any Borrower may reasonably request to evidence the release of such Guarantor from its obligations under this Section.

(j) Any Person that is required to become a Guarantor pursuant to the definition of “Guarantors” in Section 1.1 or pursuant to the definition of the term “Trane Parent” in Section 1.1 shall execute and deliver a copy of this Agreement (or a supplement hereto in form and substance satisfactory to the Administrative Agent) and thereupon such Person shall become a Guarantor hereunder with the same force and effect as if such Person had executed this Agreement as a Guarantor on the Effective Date. The execution and delivery of any such instrument shall not require the consent of any other Loan Party or Bank party hereto. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

SECTION 9.17. USA PATRIOT Act Notice. Each Bank hereby notifies each Loan Party that, pursuant to the requirements of bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the names and addresses of each Loan Party and other information that will allow such Bank to identify each Loan Party in accordance with the Patriot Act.

SECTION 9.18. Survival. The provisions of Sections 2.13, 2.15, 2.21(b), 8.3 and 9.3 and Article VII (other than Section 7.9) shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, the termination of this Agreement or any provision hereof or whether extensions of credit are made hereunder.

SECTION 9.19. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties to any such Loan Document, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20. Acknowledgment Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their proper and duly authorized officers as of the day and year first above written.

TRANE TECHNOLOGIES HOLDCO INC., as a Borrower and as a Guarantor

By:	/s/ Scott R. Williams
	Name:	Scott R. Williams
	Title:	Assistant Treasurer

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, as a Borrower and as a Guarantor

By:	/s/ Scott R. Williams
	Name:	Scott R. Williams
	Title:	Assistant Treasurer

TRANE TECHNOLOGIES FINANCING LIMITED, as a Borrower and as a Guarantor

By:	/s/ Christopher Donohoe
	Name:	Christopher Donohoe
	Title:	Director

TRANE TECHNOLOGIES PLC, as a Guarantor

By:	/s/ Richard E. Daudelin
	Name:	Richard E. Daudelin
	Title:	Vice President and Treasurer

TRANE TECHNOLOGIES LUX INTERNATIONAL HOLDING COMPANY S.À R.L., as a Guarantor

By:	/s/ Roderick Ross
	Name:	Roderick Ross
	Title:	Class A Manager

[Signature Page to Trane Credit Agreement]

TRANE TECHNOLOGIES COMPANY LLC, as a Guarantor

By:	/s/ Scott R. Williams
	Name:	Scott R. Williams
	Title:	Assistant Treasurer

TRANE TECHNOLOGIES IRISH HOLDINGS UNLIMITED COMPANY, as a Guarantor

By:	/s/ Christopher Donohoe
	Name:	Christopher Donohoe
	Title:	Director

[Signature Page to Trane Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as an Issuing Bank and as a Bank

By:	/s/ Jonathan Bennett
	Name:	Jonathan Bennett
	Title:	Executive Director

[Signature Page to Trane Credit Agreement]

CITIBANK, N.A., as Synidcation Agent, as an Issuing Bank and as a Bank

By:	/s/ Susan Olsen
	Name:	Susan Olsen
	Title:	Vice President

[Signature Page to Trane Credit Agreement]

BANK OF AMERICA, N.A., as an Issuing Bank and as a Bank

By:	/s/ Jason Yakabu
	Name:	Jason Yakabu
	Title:	Director

[Signature Page to Trane Credit Agreement]

BNP PARIBAS, as an Issuing Bank and as a Bank

By:	/s/ Christopher Sked
	Name:	Christopher Sked
	Title:	Managing Director

By:	/s/ Nicholas Doche
	Name:	Nicholas Doche
	Title:	Vice President

[Signature Page to Trane Credit Agreement]

MIZUHO BANK, LTD., as an Issuing Bank and as a Bank

By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Managing Director

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

DEUTSCHE BANK AG NEW YORK BRANCH
Name of Institution

By:	/s/ Ming K Chu
	Name:	Ming K Chu
	Title:	Director

For institutions requiring a second signature:

By:	/s/ Annie Chung
	Name:	Annie Chung
	Title:	Director

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Jonathan Dworkin
	Name:	Jonathan Dworkin
	Title:	Authorized Signatory

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

MUFG Bank, Ltd.
Name of Institution

By:	/s/ Oscar D. Cortez
	Name:	Oscar D. Cortez
	Title:	Authorized Signatory

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

U.S. Bank National Association
Name of Institution

By:	/s/ Kelsey Hehman
	Name:	Kelsey Hehman
	Title:	Assistant Vice President

For institutions requiring a second signature:

By:
Name:
Title:

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

ING BANK N.V., Dublin Branch.

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

For institutions requiring a second signature:

By:	/s/ Cormac Langford
	Name:	Cormac Langford
	Title:	Director

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

STANDARD CHARTERED BANK
Name of Institution

By:	/s/ Kristpher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

The Bank of Nova Scotia

By:	/s/ Kevin McCarthy
	Name:	Kevin McCarthy
	Title:	Director

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

The Toronto-Dominion Bank, New York Branch
Name of Institution

By:	/s/ Tyrone Nicholson
	Name:	Tyrone Nicholson
	Title:	Manager

For institutions requiring a second signature:

By:
Name:
Title:

[Signature Page to Trane Credit Agreement]

BANK SIGNATURE PAGE TO CREDIT
AGREEMENT AMONG TRANE
TECHNOLOGIES HOLDCO INC.,
TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED AND
TRANE TECHNOLOGIES FINANCING
LIMITED, AS THE BORROWERS,
TRANE TECHNOLOGIES PLC AND THE
OTHER GUARANTORS LISTED
THEREIN, THE BANKS LISTED
THEREIN AND JPMORGAN CHASE
BANK, N.A., AS ADMINISTRATIVE
AGENT

Wells Fargo Bank, N.A.
Name of Institution

By:	/s/ Matt Perrizo
	Name:	Matt Perrizo
	Title:	Director

[Signature Page to Trane Credit Agreement]

SCHEDULE I

COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$108,000,000
Citibank, N.A.	$108,000,000
Bank of America, N.A.	$108,000,000
BNP Paribas	$108,000,000
Mizuho Bank, Ltd.	$108,000,000
Deutsche Bank AG New York Branch	$74,000,000
Goldman Sachs Bank USA	$74,000,000
MUFG Bank, Ltd.	$74,000,000
U.S. Bank National Association	$74,000,000
ING Bank N.V., Dublin Branch	$34,750,000
Standard Chartered Bank	$34,750,000
The Bank of Nova Scotia	$34,750,000
The Toronto-Dominion Bank, New York	$34,750,000
Branch
Wells Fargo Bank, National Association	$25,000,000
TOTAL:	$1,000,000,000

SCHEDULE II

SUSTAINABILITY TABLE

KPI Metrics	Baseline	Annual Sustainability Targets and Thresholds
	FY 2019	FY2022	FY2023	FY2024	FY2025	FY2026
Emissions Intensity	32.39						Emissions
		≤ 30.49	≤ 29.88	≤ 29.28	≤ 28.69	< 28.12	Intensity
Target A

Emissions
		> 31.09	> 30.47	> 29.86	> 29.27	> 28.68	Intensity
Threshold A
Percentage of Women in Management	21.50%						Percentage of
		≥ 21.82	≥ 21.93	≥ 22.04	≥ 22.15	> 22.26	Women in Management
Target B

Percentage of
		< 21.61	< 21.71	< 21.82	< 21.93	< 22.04	Women in Management
Threshold B

EXHIBIT A

NOTE

New York, New York

For value received, TRANE TECHNOLOGIES HOLDCO INC., a Delaware corporation, TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, a Delaware corporation, and TRANE TECHNOLOGIES FINANCING LIMITED, an Irish private company limited by shares with registered number 624886 and registered office at 170/175 Lakeview Drive, Airside Business Parks, Sword, Co. Dublin, Ireland, K67 EW96 (each, the “Borrower”), promises to pay to                                           (the “Bank”), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in accordance with the terms of the Credit Agreement.

All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as Borrowers, and Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used, but not otherwise defined, herein have the meanings assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

(rest of page intentionally left blank)

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

________________________________________________,

By:
Name:
Title:

NOTE
(CONTINUED)

LOANS AND PAYMENTS OF PRINCIPAL

Amount of
	Amount of	Type of	Principal	Maturity	Notation
Date	Loan	Loan	Repaid	Date	Made By

EXHIBIT B

FORM OF MONEY MARKET QUOTE REQUEST

[Date]
To:	JPMorgan Chase Bank, N.A., as Administrative Agent

From:	[Trane Technologies Holdco Inc.][Trane Technologies Global Holding Company Limited][Trane Technologies Financing Limited]

Re:	$1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited, Trane Technologies Financing Limited, Trane Parent and the other Guarantors listed on the signature pages thereof, the Banks listed on the signature pages thereof and JPMorgan Chase Bank, N.A., as Administrative Agent.

We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: _______________

Principal Amount[1]	Applicable Currency	Interest Period[2]
$

Such Money Market Quotes should offer a Money Market [Margin][Absolute Rate]. [The applicable base rate is [the Adjusted Term SOFR Rate][the Adjusted EURIBO Rate][the Adjusted Daily Simple RFR for Sterling Borrowings].]

Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.

[Signature Pages Follow]

____________________
[1]	Amount must be $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof).
[2]	Not less than 7 days (SOFR/EURIBOR/SONIA Auction), subject to the provisions of the definition of Interest Period.

[TRANE TECHNOLOGIES HOLDCO INC.

By:
Name:
Title:]

[TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED

By:
Name:
Title:]

[TRANE TECHNOLOGIES FINANCING LIMITED

By:
Name:
Title:]

EXHIBIT C

FORM OF INVITATION FOR MONEY MARKET QUOTES

To:	[BANK]

Re:	Invitation for Money Market Quotes to [Trane Technologies Holdco Inc.][Trane Technologies Global Holding Company Limited][Trane Technologies Financing Limited] (the “Borrower”)

Pursuant to Section 2.3 of the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):

Date of Borrowing: _______________

Principal Amount[1]	Applicable Currency	Interest Period[2]
$

Such Money Market Quotes should offer a Money Market [Margin][Absolute Rate]. [The applicable base rate is [the Adjusted Term SOFR Rate][the Adjusted EURIBO Rate][the Adjusted Daily Simple RFR for Sterling Borrowings].]

Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.

Please respond to this invitation by no later than 9:30 AM ([New York City][London] time) on [DATE].

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Authorized Officer

____________________
[1]	Amount must be $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof).
[2]	Not less than 7 days (SOFR/EURIBOR/SONIA Auction), subject to the provisions of the definition of Interest Period.

EXHIBIT D

FORM OF MONEY MARKET QUOTE

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Re:	Money Market Quote to [Trane Technologies Holdco Inc.][Trane Technologies Global Holding Company Limited][Trane Technologies Financing Limited] (the “Borrower”)[[●] (the “Additional Borrower”)]

In response to your invitation on behalf of the [Borrower][Additional Borrower] dated _________ __, 202__, (the “Invitation”) we hereby make the following Money Market Quote on the following terms:

1. Quoting Bank: _________________________

2. Person to contact at Quoting Bank: _________________________

3. Date of Borrowing: _________________________1

4. We hereby offer to make [a] Money Market Loan(s) in the following principal amount(s), in the following currency(ies), for the following Interest Period(s) (solely in the case of [a] Money Market Loan(s) denominated in Dollars or Euro) and at the following rate(s):

Principal Amount[2]	Applicable Currency	Interest Period[3]	[Money Market Margin][4]	Absolute Rate[5]

[Provided that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $_________.]2

____________________
[1]	As specified in the related Invitation.
[2]	The principal amount bid for each Interest Period may not exceed the principal amount requested in the related Invitation. Specify an aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $10,000,000 or a larger multiple of $1,000,000 (or the Foreign Currency Equivalent thereof).
[3]	Not less than 7 days (SOFR/EURIBOR/SONIA Auction), as specified in the related Invitation. No more than 5 bids are permitted for each Interest Period.
[4]	Margin over or under the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the Adjusted Daily Simple RFR for Sterling Borrowings determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000th of 1%) and specify whether “PLUS” or “MINUS”.
[5]	Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, irrevocably obligate(s) us to make [a] Money Market Loan(s) for which any Offer(s) [is][are] accepted, in whole or in part. Terms used, but not defined, herein have the meanings assigned to them in the Credit Agreement.

Very truly yours,

[BANK]

By:
Name:
Authorized Officer

Dated:

EXHIBIT E

FORM OF PRICING CERTIFICATE

JPMorgan Chase Bank, N.A.,
     as Administrative Agent
8181 Communications Parkway
Plano, Texas 70524
Email: Jonathan.r.bennett@jpmorgan.com
Fax: (972) 324-9048
Attention: Jonathan R. Bennett

Copy to:

JPMorgan Chase Bank, N.A.,
     as Administrative Agent
500 Stanton Christiana Road, Floor 3 Ops 2
Newark, Delaware 19713
Email: jane.dreisbach@jpmorgan.com; sue.a.coplin@jpmorgan.com
Fax: (302) 634-1704; (302) 634-5545
Attention: Jane Dreisbach; Suzie A. Coplin

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of April 25, 2022 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as borrowers, Trane Technologies plc, as a guarantor, the other guarantors from time to time party thereto, the banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Pricing Certificate (this “Certificate”) is furnished pursuant to Section 5.01(j) of the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES SOLELY IN [HIS/HER] CAPACITY AS [chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance] OF THE LEAD BORROWER AND NOT IN AN INDIVIDUAL CAPACITY (AND WITHOUT PERSONAL LIABILITY) THAT:

1. I am the duly elected [chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Lead Borrower, and I am authorized to deliver this Certificate on behalf of the Lead Borrower;

2. Attached as Annex A hereto is either a true and correct copy of, or a URL link to, the KPI Metrics Report for the 20[__] calendar year; and
3. The Sustainability Fee Adjustment in respect of the 20[__] calendar year is [+][-][___]% per annum, and the Sustainability Rate Adjustment in respect of the 20[__] calendar year is [+][-][___]% per annum, in each case as computed as set forth on Annex B hereto.
The foregoing certifications are made and delivered this _____ day of __________, 20[__].

Very truly yours,

[TRANE TECHNOLOGIES HOLDCO INC.],
as the Lead Borrower

By:
Name:
Title:

EXHIBIT F

[RESERVED]

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ______ __, 20__, among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), [BORROWERS] (the “Borrowers”) and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the $1,000,000,000 Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc. (“Trane Holdco”), Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $__________;

WHEREAS, [Base Rate] [Term Benchmark] [RFR] Loans made to [the Borrower] by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the “Assigned Amount”), together with a corresponding portion of its outstanding [Base Rate] [Term Benchmark] [RFR] Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1 Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2 Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the [Base Rate] [Term Benchmark] [RFR] Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrowers and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (a) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount and (b) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3 Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal or other immediately available funds the amount heretofore agreed between them. It is understood that facility fees in respect of the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

SECTION 4 Consent of the Borrowers and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrowers and the Administrative Agent, if such consent is required pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrowers and the Administrative Agent is evidence of this consent. If requested to do so by the Assignee, [the Borrower] agrees, pursuant to Section 9.6(c) of the Credit Agreement, to execute and deliver a Note payable to the Assignee to evidence the assignment and assumption provided for herein. In the event that the assignment and assumption provided for herein is not evidenced by a Note, such assignment and assumption shall be effective only upon appropriate entries with respect thereto being made in the Register maintained by the Administrative Agent in accordance with Section 9.6(g) of the Credit Agreement.

SECTION 5 Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of [the Borrower], or the validity and enforceability of the obligations of [the Borrower] in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of [the Borrower].

SECTION 6 Assignee Status. In respect of Trane Ireland, the Assignee confirms that it is a Qualifying Bank.

SECTION 7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR], as the Assignor

By:
Name:
Title:

[ASSIGNEE], as the Assignee

By:
Name:
Title:

TRANE TECHNOLOGIES HOLDCO
INC., as a Borrower

By:
Name:
Title:

TRANE TECHNOLOGIES GLOBAL
HOLDING COMPANY LIMITED, as a
Borrower

By:
Name:
Title:

TRANE TECHNOLOGIES FINANCING
LIMITED, as a Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Name:
Title:

[ ], as an
Issuing Bank

By:
Name:
Title:

EXHIBIT H

ADDITIONAL BORROWER AGREEMENT

AGREEMENT dated as of _________, 202__, made by [ADDITIONAL BORROWER] (the “New Additional Borrower”), TRANE TECHNOLOGIES HOLDCO INC., a Delaware corporation, TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, a Delaware corporation, and TRANE TECHNOLOGIES FINANCING LIMITED, an Irish private company limited by shares with registered number 624886 and registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, K67 EW96 public limited company (together, the “Borrowers”), and TRANE TECHNOLOGIES PLC, an Irish public limited company with registered number 469272 and registered office at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, Ireland, K67 EW96 and the other guarantors party hereto (collectively, the “Guarantors”) in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Banks from time to time parties to the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, this Additional Borrower Agreement (the “Agreement”) relates to the $1,000,000,000 Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 25, 2022, among the Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent; and

WHEREAS, Trane Parent, the Borrowers and the New Additional Borrower desire that the New Additional Borrower become an Additional Borrower under the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1 Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2 New Additional Borrower. Upon the effectiveness of this Agreement and the satisfaction of the requirements of the Credit Agreement, the New Additional Borrower, as provided in Section 2.16 of the Credit Agreement, hereby becomes party to the Credit Agreement as an Additional Borrower.

SECTION 3 Agreements. (a) The Guarantors hereby agree that the guarantees of the Guarantors contained in the Credit Agreement shall apply to the obligations of the New Additional Borrower.

(b) The New Additional Borrower hereby agrees to be bound by all provisions of the Credit Agreement.

SECTION 4 Representations and Warranties. Each Borrower represents (i) that the New Additional Borrower is organized under the laws of [                    ], (ii) that the name, registered address, telephone number, facsimile number and email address of the person to which any notices should be sent and the Federal employer identifying number, if any, appearing on Annex 1 attached hereto are true and correct as of the date hereof and (iii) that the representations and warranties of each Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Agreement (it being understood that the representations and warranties in Sections 4.4 (Financial Information; No Material Adverse Change) and 4.5 (Litigation) shall be deemed for purposes of this Agreement to refer to the financial statements most recently delivered under Section 5.1(a) or (b) (Information) and to the date thereof at all times after the first such delivery thereunder rather than to the dates and financial statements specified in Sections 4.4 and 4.5).

SECTION 5 Effectiveness. This Agreement shall become effective as of the date when the Administrative Agent shall have received:

(a) Counterparts hereof duly executed by the Guarantors, each Borrower, the New Additional Borrower and the Administrative Agent;

(b) All documents the Administrative Agent may reasonably request relating to the existence of the New Additional Borrower, the organizational authority for and the validity of this Agreement and the Credit Agreement, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) A favorable written opinion of counsel for the New Additional Borrower, addressed to the Administrative Agent and the Banks, in form and substance reasonably satisfactory to the Administrative Agent;

(d) For each Bank, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act; and

(e) If the New Additional Borrower is organized under a jurisdiction other than the United States of America, evidence in form and substance reasonably satisfactory to the Administrative Agent that the New Additional Borrower has appointed an agent for service of process in New York City.10

SECTION 6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

____________________
[10]	To include provisions regarding appointment for service of process as appropriate.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

TRANE TECHNOLOGIES HOLDCO INC., as a Borrower and a Guarantor

By:
Name:
Title:

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, as a Borrower and a Guarantor

By:
Name:
Title:

TRANE TECHNOLOGIES FINANCING LIMITED, as a Borrower and a Guarantor

By:
Name:
Title:

TRANE TECHNOLOGIES PLC, as a Guarantor

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Bank,

By:
Name:
Title:

Annex to
EXHIBIT H

Name of Additional Borrower:
Registered Address:
Telephone Number:
Facsimile Number:
Email Address:
Person to which notices should be sent:
[Federal employer identification number:]

EXHIBIT I

[RESERVED]

EXHIBIT J

[FORM OF] TERMINATION DATE EXTENSION REQUEST

[Insert Date]

JPMorgan Chase Bank, N.A.,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: [●]
Fax: [●]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

In accordance with Section 2.22 of the Credit Agreement, the undersigned hereby request an extension of the Termination Date from [●] to [●].

[Signature Pages Follow]

Very truly yours,

TRANE TECHNOLOGIES HOLDCO INC., as a Borrower

By:
Name:
Title:

TRANE TECHNOLOGIES GLOBAL HOLDING COMPANY LIMITED, as a Borrower

By:
Name:
Title:

TRANE TECHNOLOGIES FINANCING LIMITED, as a Borrower and a Guarantor

By:
Name:
Title:

EXHIBIT K-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited (“Trane Global”) and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of [Trane Global] within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to [Trane Global] as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower[s] with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower[s] and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower[s] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: __________ __, 20[ ]

EXHIBIT K-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax
Purposes)

Reference is made to the Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited (“Trane Global”) and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of [Trane Global] within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to [Trane Global] as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[ ]

EXHIBIT K-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited (“Trane Global”) and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [Trane Global] within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to [Trane Global] as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________ __, 20[ ]

EXHIBIT K-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of April 25, 2022, among Trane Technologies Holdco Inc., Trane Technologies Global Holding Company Limited (“Trane Global”) and Trane Technologies Financing Limited, as Borrowers, Trane Parent and the other Guarantors listed on the signature pages thereto, the Banks listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the provisions of Section 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of [Trane Global] within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to [Trane Global] as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the U.S. Borrower[s] with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the U.S. Borrower[s] and the Administrative Agent, and (2) the undersigned shall have at all times furnished the U.S. Borrower[s] and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:

Date: __________ __, 20[ ]